UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GATX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 11, 2016

Dear GATX Shareholder:

On behalf of the Board of Directors, I invite you to attend GATX Corporation’s 2016 Annual Meeting of Shareholders on Friday, April 22, 2016, at 9:00 a.m. Central Time, at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois. You can find a map showing the location of the meeting at the end of the attached Proxy Statement. Registration will begin at 8:30 a.m. and refreshments will be served.

The accompanying Proxy Statement describes the business to be conducted at the meeting and contains other information concerning GATX that you should be aware of when you vote your shares. The principal business of the meeting will be to (1) elect directors, (2) adopt a shareholder advisory resolution to approve our executive compensation, and (3) ratify the appointment of our independent registered public accounting firm for the current year. We also plan to report on our financial and operating results and current outlook.

Your vote is very important. Whether or not you plan to attend in person, please ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by Internet or telephone, or by signing and returning your proxy card in the enclosed envelope.

On behalf of the Board of Directors and management, I would like to thank you for your continued support of GATX. We hope you will be able to attend the meeting and look forward to seeing you there.

Sincerely,

Chairman of the Board,

President and Chief Executive Officer

GATX Corporation | 222 West Adams Street | Chicago, IL 60606

Telephone 312.621.6200

Important Notice Regarding the Availability of Proxy Materials

For the Shareholders Meeting to be held on April 22, 2016.

The Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders, the Annual Report to Shareholders for the year ended December 31, 2015, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, are available at: www.envisionreports.com/GMT.

Notice of Annual Meeting of Shareholders

Friday, April 22, 2016

9:00 a.m. Central Time

The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois

TO OUR SHAREHOLDERS

You are invited to attend the 2016 Annual Meeting of Shareholders of GATX Corporation to be held at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois, on Friday, April 22, 2016, at 9:00 a.m. Central Time.

PURPOSE

Shareholders will vote on the following items of business:

1.	Election of the nine director nominees named in our Proxy Statement to our Board of Directors for the coming year

2.	Adoption of an advisory resolution to approve the compensation of our named executive officers

3.	Ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016

4.	Any other business that may properly come before the meeting.

You may vote if you were a shareholder of record at the close of business on February 26, 2016. We hope that you will be able to attend the Annual Meeting, but if you cannot do so, it is important that your shares be represented.

We urge you to read the Proxy Statement carefully and to vote your shares in accordance with the Board of Directors’ recommendations by Internet or telephone, or by signing and returning the enclosed proxy card in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting.

Sincerely,

Executive Vice President,

General Counsel and Corporate Secretary

GATX Corporation | 222 West Adams Street | Chicago, IL 60606

Telephone 312.621.6200

Proxy Summary

The Board of Directors (the “Board”) of GATX Corporation (“GATX”, the “Company”, “we”, “us”, or “our”) is soliciting proxies for use at the Annual Meeting of Shareholders to be held on Friday, April 22, 2016 (the “Annual Meeting”). This Proxy Statement and accompanying proxy card are being mailed to shareholders on or about March 11, 2016.

This summary highlights information elsewhere in this Proxy Statement and does not contain all of the information you should consider in voting. Please read the entire Proxy Statement carefully before voting your shares.

GATX 2016 ANNUAL MEETING OF SHAREHOLDERS

Friday, April 22, 2016 9:00 a.m. Central Time	The Northern Trust Company 50 South LaSalle Street Sixth Floor Assembly Room Chicago, Illinois

ITEMS OF BUSINESS

Item	Board’s Recommendation
Election of 9 Directors (page 12)	FOR each Director Nominee
Adoption of Advisory Resolution Regarding Executive Compensation (page 20)	FOR
Ratification of Independent Registered Public Accounting Firm (page 43)	FOR

ADMISSION TO THE MEETING

Only holders of our common stock as of the close of business on the record date (February 26, 2016), or their duly appointed proxies, are entitled to attend the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you must bring a copy of a statement (such as a brokerage statement) from your nominee reflecting your stock ownership as of the record date in order to be admitted to the Annual Meeting.

ELIGIBILITY TO VOTE

If you held shares of GATX common stock as of the record date (February 26, 2016), you are entitled to vote at the Annual Meeting.

ADVANCE VOTING METHODS AND DEADLINES

Method	Instruction	Deadline
Internet	•Go to the website identified on the proxy card •Enter the Control Number printed on the proxy card •Follow instructions on the screen.

Internet and telephone voting are available 24 hours a day, seven days a week up to these deadlines:

•Registered Shareholders or Beneficial Owners – 11:59 p.m. Eastern Time, on April 21, 2016

•Participants in GATX 401(k) Plans – 8:00 a.m., Eastern Time on April 18, 2016.

Telephone	•Call the toll-free number identified on the proxy card •Enter the Control Number printed on the proxy card •Follow the recorded instructions.
Mail	•Mark your selections on the enclosed proxy card •Date and sign your name exactly as it appears on the proxy card •Promptly mail the proxy card in the enclosed postage-paid envelope.	Return promptly to ensure that it is received before the date of the Annual Meeting or, for participants in the GATX 401(k) Plans, by 8:00 a.m. Eastern Time, on April 18, 2016.

GATX CORPORATION - 2016 Proxy Statement	1

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting.

VOTING AT THE ANNUAL MEETING (PAGE 51)

If your shares are registered in your name with our transfer agent, you may vote in person at the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you will not be able to vote in person at the Annual Meeting unless you first obtain a legal proxy from your nominee. For further information, please see How do I vote? on page 51.

QUESTIONS AND ANSWERS (PAGE 51)

We encourage you to review the Questions and Answers About the Annual Meeting beginning on page 51 for answers to common questions about the rules and procedures surrounding the proxy and annual meeting process.

CORPORATE GOVERNANCE (PAGE 5)

GATX has a long-standing commitment to strong corporate governance, which promotes the long-term interests of shareholders and strengthens Board and management accountability. Highlights include:

•Annual Election of Directors

•Majority Voting for Directors

•Resignation Policy for Directors who Fail to Receive a Majority Vote

•8 of 9 Director Nominees are Independent

•Diversity of Relevant Experience and Skills Among Directors

•Annual Director Skills Assessment and Board Succession Planning

•Independent Lead Director

•Independent Audit, Compensation, and Governance Committees

•Regular Executive Sessions of Independent Directors

•Annual CEO Succession Planning by Full Board

•Risk Oversight by Full Board and Committees

•Annual Board and Committee Self-Evaluations

•No Poison Pill

•Anti-Hedging/Anti-Pledging Policies for Directors, Officers, and Employees

•Share Ownership Requirements for Directors and Executive Officers

•Clawback Policy for Equity Awards and Incentive Compensation

•Annual “Say on Pay” Advisory Vote.

DIRECTOR NOMINEES (PAGE 13)

The following table provides summary information about each director nominee.

Name	Age	Director Since	Principal Occupation	Committee Memberships[1]	Other Public Company Boards
Anne L. Arvia*	52	2009	Senior Vice President, Managing Director USAA Bank	A (Chair), G	0

Ernst A. Häberli*	67	2007	Retired; Former President, Commercial Operations International, The Gillette Company	C, G	0

Brian A. Kenney	56	2004	Chairman, President and Chief Executive Officer, GATX Corporation	None	1

James B. Ream*	60	2008	Former Senior Vice President – Operations, American Airlines	A, C (Chair)	0

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Name	Age	Director Since	Principal Occupation	Committee Memberships[1]	Other Public Company Boards

Robert J. Ritchie*	71	2011	Retired; Former Chief Executive Officer, Canadian Pacific Railway Company	A, G	0

David S. Sutherland*	66	2007	Retired; Former President and Chief Executive Officer, IPSCO, Inc.	LD	2

Casey J. Sylla*	72	2005	Retired; Former Chairman and Chief Executive Officer, Allstate Life Insurance Company	A, C	2

Stephen R. Wilson*	67	2014	Retired; Former Chairman, President and Chief Executive Officer, CF Industries Holdings, Inc.	A	1

Paul G. Yovovich*	62	2012	President, Lake Capital	C, G (Chair)	0

*	Independent Director
1	A = Audit Committee; C = Compensation Committee; G = Governance Committee; LD = Lead Director

2016 EXECUTIVE COMPENSATION (PAGE 21)

The Compensation Committee expects our executive team to create long-term shareholder value by growing capital employed while also earning an attractive return on that capital. GATX’s markets are cyclical in nature. Thus, our compensation programs are designed to reward our executives for contributing to achievement of our annual and long-term objectives through changes in business cycles.

GATX delivered record financial performance in 2015:

•	Record net income of $205.3 million

•	Record EPS of $4.69 per diluted share

•	Return on Equity of 15.8%

•	Dividend increased by 15.2% to $1.52 per share as GATX completed its 96th consecutive year of uninterrupted dividends
•	North American Railcar Fleet Utilization averaged above 99% in a declining railcar leasing market

•	Committed North American Railcar lease revenues increased to $4.2 billion, up 17.4% from the end of 2014

•	Invested $715 million, primarily in North American and European Rail.

Our compensation plans are directly linked to our financial and operating performance and creation of long-term shareholder value. More than 79% of our Chief Executive Officer’s compensation and more than 70% of our other named executive officers’ compensation is performance-based and not guaranteed. We encourage you to read the Compensation Discussion and Analysis starting on page 21 for more details regarding our performance and the alignment of our executive compensation with our performance and long-term shareholder value.

GATX CORPORATION - 2016 Proxy Statement	3

INDEPENDENT REGISTRED PUBLIC ACCOUNTING FIRM (PAGE 43)

We ask that our shareholders ratify the selection of Ernst & Young, LLP as our independent registered public accounting firm for 2016. Below is summary information about Ernst & Young LLP’s fees for services provided in 2015 and 2014.

Type of Fees (in Millions)	2015	2014
Audit Fees	$2,427,000	$2,507,000
Audit-Related Fees	$125,000	$126,000
Tax Fees	$33,500	$59,000
All Other Fees	$2,000	$2,000
TOTAL Fees	$2,587,500	$2,694,000

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Proxy Statement

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors provides oversight, strategic direction, and counsel to management regarding the business, affairs, and long-term interests of GATX and our shareholders. Its responsibilities include the following:

•	reviewing and approving our major financial objectives, strategic and operating plans, strategic transactions with third parties, and other significant actions

•	overseeing the conduct of our business

•	assessing business risks to evaluate whether any changes to our business, strategy, or risk management practices may be warranted

•	overseeing our processes for maintaining the integrity of our financial statements and other public disclosures

•	ensuring compliance with law and ethical standards.

GATX has a long-standing commitment to strong corporate governance and ethical standards. Demonstrating this commitment, the Board has adopted the GATX Corporate Governance Guidelines, Code of

Business Conduct and Ethics, and Code of Ethics for Senior Company Officers, as well as charters for each of the Board’s committees. These documents constitute the foundation of our corporate governance structure and are available on our website (www.gatx.com) in the Investor Relations section under “Corporate Governance”.

The Board and its committees meet throughout the year on an established schedule and hold special meetings from time to time as appropriate. Following each meeting, the Board’s independent directors meet in executive sessions without the Chairman and Chief Executive Officer or other members of management present. The Lead Director serves as Chair of the executive sessions of the Board.

The Board met seven times during 2015.

During 2015, each director attended at least 75% of the meetings of the Board and the committees on which he or she served. We encourage all directors to attend the 2016 Annual Meeting of Shareholders, and in 2015, all directors then serving on the Board attended the annual meeting.

Board Independence

The Board has adopted the GATX Director Independence Standard set forth in Exhibit A to this Proxy Statement to evaluate the independence of directors and director nominees and to ensure compliance with the independence standards required by the New York Stock Exchange (“NYSE”) for listed companies. In accordance with this standard, and considering all relevant facts and circumstances, the Board has made an affirmative determination that none of the following directors has a material relationship with GATX and that all of the following directors are independent: Anne L. Arvia, Ernst A. Häberli, James B. Ream, Robert J. Ritchie, David S. Sutherland, Casey J. Sylla, Stephen R. Wilson, and Paul G. Yovovich.

Board Leadership Structure

•	Brian A. Kenney serves as our Chairman and Chief Executive Officer

•	David S. Sutherland serves as our Lead Director

•	8 of our 9 directors are independent under the NYSE listing standards and the GATX Director Independence Standard

•	All of the members of the Board’s Audit, Compensation, and Governance Committees are independent.

The Board believes that having our Chief Executive Officer serve as Chairman of the Board is in the best interest of our shareholders because the Chief Executive Officer’s extensive knowledge of our business and strategy provides the Board with a clear understanding of the issues facing the Company and promotes effective Board decision-making, alignment on corporate strategy, and effective execution of that strategy by management.

GATX CORPORATION - 2016 Proxy Statement	5

CORPORATE GOVERNANCE

In selecting the Chairman of the Board, the Board believes it is important to select the most qualified and appropriate director to serve as Chairman, whether that individual is an outside director or a member of executive management. Currently, Brian A. Kenney, our Chief Executive Officer, serves as Chairman. The Board believes that Mr. Kenney is the most appropriate individual to serve as Chairman because of his extensive knowledge of our business and strategy, as well as his demonstrated skill and commitment to performing effectively as Chairman of the Board. Having the Chief Executive Officer serve as Chairman provides the Board with a clear understanding of issues facing GATX, which, in turn, promotes effective Board decision-making, alignment on corporate strategy, and accountability of management.

Our Board is structured to promote independence whether or not its Chairman is a member of executive management. The entire Board, with the exception of Mr. Kenney, consists of independent directors, and the Audit, Compensation, and Governance Committees are composed entirely of independent directors. The independent directors on the Board meet after each Board meeting in executive sessions that are not attended by Mr. Kenney or other members of management.

In addition, under our Corporate Governance Guidelines, the independent directors serving on the Board annually designate an independent Lead Director to provide leadership to the non-management members of the

Board and to work with the Chairman and Chief Executive Officer and the other Board members to provide effective and independent oversight of our management and affairs. Currently, David S. Sutherland serves as Lead Director. The Board’s independent directors have adopted the Lead Director Guidelines, which establish the powers and duties of the Lead Director, including the following:

•	presiding at meetings of the Board if the Chairman and Chief Executive Officer is not present

•	regularly convening and serving as chair of executive sessions of the independent directors

•	serving as principal liaison between the Chairman and Chief Executive Officer and the independent directors

•

advising the Chairman and Chief Executive Officer as to the quality, quantity, and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties

•

in consultation with the Chairman and Chief Executive Officer, establishing the meeting schedules and agendas for each Board meeting to ensure that the Board has adequate time for discussion and consideration of matters

•	interviewing, along with the Chair of the Governance Committee, all director candidates and making recommendations to the Governance Committee.

Board Committees

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Governance Committee. Each committee is composed of directors determined by the Board to be independent in accordance with the listing standards of the NYSE.

Mr. Sutherland serves as Lead Director, and while he does not serve as a member of any particular Board committee, he has a standing invitation as Lead Director to attend the meetings of all Board committees. The following table shows the current membership of these committees:

Name	Audit	Compensation	Governance
Anne L. Arvia	Chair		X
Ernst A. Häberli		X	X
Brian A. Kenney*
James B. Ream	X	Chair
Robert J. Ritchie	X		X
David S. Sutherland**
Casey J. Sylla	X	X
Stephen R. Wilson	X
Paul G. Yovovich		X	Chair
*	Chairman of the Board
**	Lead Director

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CORPORATE GOVERNANCE

The principal responsibilities of each of these committees are described generally below and in detail in their respective committee charters, which are available on our website (www.gatx.com) in the Investor Relations section under “Corporate Governance”.

Audit Committee

The members of the Audit Committee are Ms. Arvia (Chair), Mr. Ream, Mr. Ritchie, Mr. Sylla, and Mr. Wilson. The Board has determined that each member of the Audit Committee has accounting or related financial management expertise and is “financially literate”, as that term is used in the listing standards of the NYSE. In addition, the Board has determined that each member of the Audit Committee is an “audit committee financial expert”, as such term is defined by the rules of the US Securities and Exchange Commission (“SEC”). All members of the Audit Committee satisfy the NYSE’s independence standards applicable to audit committee members.

The functions of the Audit Committee include retaining and overseeing our independent registered public accounting firm and reviewing any related party transactions. The Committee also assists the Board in oversight of:

•	the integrity of our financial statements
•	our compliance with legal and regulatory requirements

•	our guidelines, policies, and procedures with respect to risk assessment and risk management

•	the independent registered public accounting firm’s qualifications and independence

•	the performance of our internal audit function and the independent registered public accounting firm.

The Audit Committee maintains free and open communication, and meets separately at each regularly scheduled Committee meeting, with our independent registered public accounting firm, our internal auditors, and management.

The Audit Committee met six times during 2015.

Compensation Committee

The members of the Compensation Committee are Mr. Ream (Chair), Mr. Häberli, Mr. Sylla, and Mr. Yovovich. The functions of the Compensation Committee include:

•	conducting an annual evaluation of the Chief Executive Officer’s performance

•	annually setting the Chief Executive Officer’s compensation level and reviewing and approving compensation levels of our other senior officers

•	establishing and administering our incentive compensation plans, equity-based plans, and other bonus plans, including grants of awards and approving payouts under our plans

•	annually reviewing the corporate goals and objectives relating to compensation of our Chief Executive Officer and other senior officers

•	periodically reviewing and making recommendations to the Board regarding the compensation of our non-management directors

•	evaluating the qualifications and independence of the Committee’s independent compensation consultant.

During 2015, the Compensation Committee engaged Pay Governance LLC (“Pay Governance”) to serve as its independent compensation consultant. In addition to providing advice on various aspects of GATX’s compensation plans, programs, and policies, Pay Governance also advises the Compensation Committee periodically on current trends and best practices and reviews the agendas and supporting materials with management and the Committee Chair in advance of each committee meeting. A representative of Pay Governance attends all Compensation Committee meetings, including executive sessions at which management is not present, and meets independently with the Compensation Committee as appropriate. In addition, Pay Governance provides specific recommendations for the Chief Executive Officer’s compensation and advice on the recommendations made by the Chief Executive Officer with respect to the compensation of other executives.

The Compensation Committee met five times during 2015.

GATX CORPORATION - 2016 Proxy Statement	7

CORPORATE GOVERNANCE

Governance Committee

The members of the Governance Committee are Mr. Yovovich (Chair), Mr. Häberli, Mr. Ritchie, and Ms. Arvia. The Committee’s functions include:

•	identifying individuals qualified to become Board members and recommending to the Board a slate of director nominees for election at each annual meeting of shareholders

•	ensuring that all of the Board committees have the benefit of qualified and experienced independent directors

•	annually reviewing a matrix of director skills to ensure a diversity of relevant experience and skills on the Board
•

developing and overseeing an effective set of corporate governance policies and procedures designed to ensure that GATX adheres to strong corporate governance and ethical standards and complies with all applicable legal and regulatory requirements

•

overseeing the evaluation of the Board’s performance and effectiveness, including the directors’ attendance and contributions to Board deliberations, and making such recommendations to the Board as may be appropriate.

The Governance Committee met four times during 2015.

Annual Board and Committee Evaluations

The Board conducts an evaluation of its performance and effectiveness on an annual basis. The purpose of the evaluation is to obtain the directors’ feedback on the Board’s performance and identify ways to enhance its effectiveness. As part of the evaluation, each director receives a written questionnaire developed by the Governance Committee to solicit input on the Board’s performance, effectiveness, composition, priorities, and culture. Using the questionnaire as a guide, the Chair of the Governance Committee conducts personal interviews with all directors to obtain their feedback and discuss any other issues or concerns they may have. The Chair of the Governance Committee compiles the collective views and comments of the directors and then reports the results of the evaluation to the full Board.

Each of the Board’s Committees conducts its own evaluation using the same process as the Board evaluation. The Chair of each Committee conducts personal interviews with the other Committee members and, after compiling the results, presents a report to the Committee and the full Board.

Each year, the Chair of the Governance Committee conducts a personal interview with each Board member to gather in-depth perspectives and candid insight about Board performance and effectiveness. The Chair of each Committee follows the same process to obtain feedback from Committee members on the Committee’s performance and effectiveness.

Succession Planning

The Board regularly reviews long-term and emergency succession plans for the Chief Executive Officer and for other senior management positions. In assessing possible Chief Executive Officer candidates, the Board of Directors identifies the key skills, experience, and capabilities it believes are required to be an effective Chief Executive Officer in light of the Company’s business strategies, opportunities, and challenges. In addition, the Board ensures that directors have substantial opportunities over the course of the year to engage with possible succession candidates.

The Board also considers its own composition and succession plans. Discussion of these topics is an important part of the annual Board evaluation process. In director succession planning, the Governance Committee and Board take into account, among other things, the needs of the Board and the Company in light of the overall composition of the Board with a view to achieving a balance of the skills, experience, and attributes that would be beneficial to the Board’s oversight role. For more information, see Director Criteria and Nomination Process on page 12.

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CORPORATE GOVERNANCE

Risk Oversight

While management is responsible for managing risk, the Board and its committees play a role in overseeing our risk management practices. We have robust internal processes and an effective internal control environment that facilitates identification and management of risk and regular communication with the Board. These include an enterprise risk management program, regular internal management disclosure committee meetings, codes of business conduct and ethics, a strong ethics and compliance program, and a comprehensive internal and external audit process.

The Board implements its risk oversight function both as a whole and through delegation to Board committees, which meet regularly and report back to the Board. In particular:

•

Audit Committee. Under the terms of its charter and the listing standards of the NYSE, the Audit Committee plays a key role in the Board’s risk oversight process. The Audit Committee’s duties include discussing the Company’s risk assessment and risk management guidelines and policies with management, the internal auditors, and the independent registered public accounting firm. The Audit Committee also receives regular reports from management and discusses with management the steps taken to monitor and control risk exposures. In addition, the Audit Committee reviews all of our quarterly financial reports, including any disclosure therein of risk factors affecting us and our business. The Audit Committee provides regular reports to the full Board on its risk oversight activities and any issues identified thereby.

•

Compensation Committee. The Compensation Committee receives regular reports from its independent compensation consultant and management, as appropriate, concerning our compensation plans, policies, and practices. The Compensation Committee also sets performance goals under our annual bonus and long-term incentive plans. In setting the performance targets and overseeing our compensation plans, policies, and practices, the Compensation Committee considers the risks that may be created and whether any such risks are reasonably likely to have a material adverse impact on GATX. The Compensation Committee provides regular reports to the full Board on our compensation plans, policies, and practices and the Committee’s oversight of compensation-related risks. Each year, our human resources staff, with input from the Compensation Committee and the independent compensation consultant, conducts an assessment of the potential risks that may be created by our compensation plans, policies, and practices. This risk assessment conducted for the compensation plans, policies, and practices maintained by GATX in 2015 found that they did not create risks that would be reasonably likely to have a material adverse effect on the Company. In making this determination, we considered the overall mix of compensation for employees, as well as the various risk control and mitigation features of our compensation plans, including appropriate performance measures and targets, incentive plan payout maximums, our compensation clawback policy, and mandatory stock retention requirements for our executive officers.

•

Governance Committee. Under its charter, the Governance Committee is responsible for, among other things, maintaining a set of effective corporate governance guidelines and procedures designed to assure compliance with all applicable legal and regulatory requirements and governance standards. The Committee also reviews the skills and experience of the directors on a regular basis to ensure the diversity of relevant experience necessary for an effective Board. The Governance Committee provides regular reports to the Board on its activities.

Through the activities of the Audit, Compensation, and Governance Committees, as well as the full Board’s interactions with management concerning our business and the material risks that may impact GATX, the independent directors on the Board are able to monitor the Company’s risk management process and offer critical insights to our management.

GATX CORPORATION - 2016 Proxy Statement	9

CORPORATE GOVERNANCE

Anti-Hedging, Anti-Pledging Policies

In addition to prohibiting our directors, officers, and employees from trading in GATX stock while in possession of material non-public information, our Insider Trading Policy also prohibits certain transactions in GATX stock that may create the potential for the interests of a director, officer, or employee to diverge from the interests of GATX and its shareholders. In particular, our policy prohibits directors, officers, and employees from engaging in hedging transactions, short sales, and transactions in publicly traded options involving GATX stock. The policy also prohibits directors, officers, and employees from holding GATX stock in a margin account or pledging GATX stock as collateral for a loan.

Related Party Transactions

Related Party Transactions Approval Policy

We recognize that transactions with related parties present a heightened risk of real or perceived conflicts of interest and, therefore, may raise questions as to whether those transactions are consistent with the best interests of GATX and its shareholders. Accordingly, we have a formal, written policy, which requires that all related party transactions are subject to review and approval by the Audit Committee. A “related party transaction” means any transaction (or series of transactions) valued at over $120,000 in which GATX is a participant and in which any “related party” has or will have a direct or indirect material interest. Our policy defines a “related party” to include all of our directors and executive officers, holders of more than 5% of our voting stock, and the immediate family members of those persons.

Under our policy, the Audit Committee will approve a related party transaction only if it determines that the transaction is in, or not inconsistent with, the best interests of GATX and its shareholders, including, for example, situations where:

•	the transaction may enable us to obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources

•	the transaction is on “arm’s length” terms comparable to the terms on which we provide products or services to unrelated third parties or to our employees generally.

Upon completion of its review, the Audit Committee will approve or disapprove the related party transaction. In approving any related party transaction, the Audit Committee also will make a determination that the transaction does not constitute a conflict of interest under our Code of Business Conduct and Ethics.

Shareholder Transaction

As of December 31, 2015, BlackRock, Inc. (including its affiliated entities) was the beneficial owner of approximately 7.1% of our outstanding common stock. BlackRock also provides investment management services to our pension plans in the United States and in the United Kingdom. During the year ended

December 31, 2015, the total amount of the fees paid by GATX to BlackRock for investment management services was $226,633. The aggregate amount of our pension assets under management by BlackRock as of December 31, 2015 was $196.3 million.

Director and Officer Indemnification and Insurance Arrangements

As required by our By-Laws, we indemnify our directors and officers to the fullest extent permitted by the New York Business Corporation Law. In addition, we have entered into indemnification agreements with each member of the Board that contractually obligate us to provide this indemnification to our directors.

Pursuant to the New York Business Corporation Law and our By-Laws, we also maintain insurance policies that provide liability protection to our directors and officers for claims for which they may not be indemnified by the Company. These insurance policies also provide reimbursement to GATX for indemnification payments we make on behalf of our directors and officers, subject to the conditions and exclusions specified in the policies.

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CORPORATE GOVERNANCE

Shareholder Engagement

We seek to engage with our shareholders on a regular basis to discuss a range of topics, including our performance, strategy, risk management, executive compensation, and corporate governance. Our shareholder outreach includes analyst meetings and investor conferences, as well communications with shareholders through various media, including our annual report and SEC filings, proxy statement, news releases, and our website. We hold conference calls for our quarterly earnings releases that are available in real time and as archived webcasts on our website.

In addition, in 2015, the independent directors on our Board met in executive session with the Senior Vice President–Investments of our largest shareholder, State Farm Mutual Automobile Insurance Company, to solicit its views and expectations for our performance, strategies, and corporate governance practices.

Communication with the Board

GATX shareholders and other interested parties may, at any time, communicate directly with the Board, any of our directors (including the Lead Director), or our non-management directors as a group through the office of our Corporate Secretary as follows:

•	by mail addressed to the Board, any director, or the non-management directors as a group, c/o the Corporate Secretary, GATX Corporation, 222 West Adams Street, Chicago, Illinois 60606

•	electronically by sending an e-mail to contactboard@gatx.com
•	anonymously by telephone by calling (888) 749-1947.

Our Corporate Secretary will review communications received by any of these methods and forward the communication promptly to the Board, the directors, the Lead Director, or the non-management directors as a group, as appropriate, depending on the subject matter and facts and circumstances described in the communication.

Communications that are not related to the duties and responsibilities of the Board, are patently frivolous, or are otherwise considered to be improper for submission to the intended recipient(s), will not be forwarded.

GATX CORPORATION - 2016 Proxy Statement	11

PROPOSAL 1:    ELECTION OF DIRECTORS

Director Criteria and Nomination Process

Each year, the Board nominates a slate of director candidates for election at the Annual Meeting of Shareholders. The Board has delegated the process for screening potential director candidates to the Governance Committee with input from the Chairman and Chief Executive Officer and the Lead Director. When the Governance Committee determines that it is desirable to add a director or fill a vacancy on the Board, the Committee will identify one or more individuals qualified to become directors and recommend them to the Board. In identifying qualified individuals, the Committee generally retains a search firm for this purpose. To be considered for membership on the Board, a candidate must meet the following minimum criteria:

•	the highest level of personal and professional ethics, integrity, and values

•	an inquisitive and objective perspective

•	broad experience at the policy-making level in business, finance, accounting, government, or education

•

expertise and experience that is useful to the Company and complementary to the background and experience of other Board members, so that an optimal balance and diversity of Board members may be achieved and maintained

•	broad business and social perspective, and mature judgment

•	commitment to serve on the Board for an extended period of time to ensure continuity and to develop knowledge about the Company’s business

•	demonstrated ability to communicate freely with management and the other directors, as well as the ability and disposition to meaningfully participate in a collegial decision making process

•	willingness to devote the required time and effort to carry out the duties and responsibilities of a Board member

•	independence from any particular constituency, and the ability to represent the best interests of all shareholders and to appraise objectively the performance of management.

Diversity is a factor considered when identifying prospective nominees for our Board, although the Governance Committee does not have a formal diversity policy. Nominees are selected so that the Board of Directors represents a diversity of viewpoints, professional experiences, education, skills, and other individual qualities and attributes that contribute to an active, effective Board.

Director Experience, Qualifications and Skills

The Governance Committee is responsible for recommending to the full Board a slate of director nominees who collectively have the complementary experience, qualifications, skills, and attributes to guide the Company and function effectively as a Board. We believe that each of the nominees satisfies the criteria for membership set forth above and has the key skills and attributes that are important to an effective board. Each of the nominees, other than Mr. Kenney, is also independent of the Company and management. See Board Independence on page 5.

Listed below are other key experiences, qualifications and skills of our director nominees that are relevant and important in light of GATX’s business and structure.

Experience, Qualifications and Skills
• Leadership Experience	• Rail and Transportation Industry Experience
• Finance and Accounting Expertise	• Regulatory and Public Affairs Expertise
• Business Operations and Strategic Planning	• Corporate Governance
• Global Business Perspective	• Expertise in Technology and Data Security
• Capital Markets and Transactional Expertise	• Risk Management

12	GATX CORPORATION - 2016 Proxy Statement

ELECTION OF DIRECTORS

Shareholder Recommendation and Nomination of Directors

The Board also will consider any candidates that may be recommended by shareholders. The Board conducts such inquiry into each candidate’s background, qualifications, and independence as it believes is necessary or appropriate under the circumstances and regardless of whether the candidate was recommended by shareholders or by others. Any recommendations of director candidates by shareholders should be submitted to the Governance Committee, c/o the Corporate Secretary, GATX Corporation, 222 West Adams Street,

Chicago, Illinois 60606. The recommendation must be received not more than 120 and not less than 90 days prior to the first anniversary of the preceding year’s annual meeting and must include all information required by the proxy rules and applicable law. If a shareholder submits a director candidate in accordance with the requirements specified in our By-Laws, the Governance Committee will consider such director candidate using the same standards it applies to evaluate other director candidates.

Nominees for Election to the Board of Directors

Our Board is currently composed of nine directors all of whom are standing for re-election for a term of one year, to serve until the 2017 Annual Meeting of Shareholders or until their successors are elected and qualified. All director nominees have consented to serve on the Board, if elected. At the time of the Annual Meeting, if any director nominee is unable or declines to serve, the proxies may be voted for any other person who may be nominated by the Board to fill the vacancy, or the size of the Board may be reduced accordingly.

Please see below for information on the background of each of the nine director nominees, as well as each individual’s specific experience, qualifications, and skills that led the Board to conclude that such individual should serve on the Board in light of the Company’s business and leadership structure.

The Board of Directors recommends that you vote FOR each director nominee named below.

Anne L. Arvia

Director Since:    2009

Career Highlights:

USAA Bank

-    Senior Vice President, Managing Director (August 2015 to present)

Nationwide Direct Distribution

-    President (August 2012 to August 2015)

Nationwide Retirement Plans

-    President (2009 to August 2012)

Nationwide Bank

-    Chief Executive Officer (2006 to 2009)

ShoreBank

-    President and Chief Executive Officer (2001 to 2006)

-    Chief Financial Officer (1998 to 2001)

-    Assistant Controller (1991 to 1998)

Experience and Qualifications of Particular Relevance to GATX

Ms. Arvia serves as the Chair of the GATX Audit Committee and as a member of the Governance Committee. In deciding to nominate Ms. Arvia, the Board considered her qualifications as a Certified Public Accountant and an Audit Committee Financial Expert as well as her experience and knowledge of accounting standards and financial reporting rules and regulations. In addition, Ms. Arvia’s experience in various senior management positions in the financial services sector provides the Board with valuable expertise on investment, operations, risk management, and financial matters.

GATX CORPORATION - 2016 Proxy Statement	13

ELECTION OF DIRECTORS

Ernst A. Häberli

Director Since:    2007

Career Highlights:

The Gillette Company

-    President, Commercial Operations International (2001 to 2004)

Fort James Corporation

-    President, North American Tissue Operations and Technology (2000)

-    Executive Vice President and Chief Financial Officer (1997 to 1999)

-    Senior Vice President, Strategy (1996 to 1997)

-    Director (1998 to 2000)

Pet International

-    President (1990 to 1995)

Phillip Morris Companies, Inc.

-    Various executive roles (1985 to 1990)

Boston Consulting Group

-    Various consulting roles (1978 to 1985)

Smurfit-Stone Container Corp.

-    Director (July 2010 to May 2011)

Experience and Qualifications of Particular Relevance to GATX:

Mr. Häberli is a member of the GATX Compensation and Governance Committees. In deciding to nominate Mr. Häberli, the Board considered his many years in senior executive positions at leading multinational companies, which enables him to bring to the Board extensive operational, marketing, financial, and management experience. In addition, Mr. Häberli has considerable experience with mergers and acquisitions, private equity, and capital markets matters. He also provides the Board with valuable insights into international business development in light of his significant experience in global business markets.

Brian A. Kenney

Director Since:    2004

Career Highlights:

GATX Corporation

-    Chairman, President and Chief Executive Officer (2005 to present)

-    President (2004 to 2005)

-    Senior Vice President, Finance and Chief Financial Officer (2002 to 2004)

-    Vice President, Finance and Chief Financial Officer (1999 to 2002)

Experience and Qualifications of Particular Relevance to GATX:

Mr. Kenney is currently our Chief Executive Officer. In deciding to nominate Mr. Kenney, the Board considered his unique perspective that comes from managing the Company’s business on a day-to-day basis, as well as his significant operational, risk management, and transportation industry experience. His extensive financial background and expertise make Mr. Kenney particularly well qualified to serve as Chairman of the Board as he is able to provide critical insight into the Company’s leasing business and corporate strategies. Mr. Kenney also has significant board and corporate governance experience as he serves on the board of directors of USG Corporation, a publicly held manufacturer and supplier of building supply products. He is the Chair of USG’s Finance Committee and also serves on the USG Governance Committee.

14	GATX CORPORATION - 2016 Proxy Statement

ELECTION OF DIRECTORS

James B. Ream

Director Since:    2008

Career Highlights:

American Airlines

-    Senior Vice President—Operations (January 2012 to January 2014)

-    Senior Vice President, Maintenance and Engineering (January 2010 to January 2012)

-    Managing Director, Financial Planning and Analysis (1992 to 1994)

ExpressJet Holdings, Inc.

-    Chief Executive Officer (2002 to January 2010)

-    President (1999 to January 2010)

-    Director (2002 to January 2010)

Continental Airlines, Inc.

-    Various executive roles (1995-1999)

Experience and Qualifications of Particular Relevance to GATX:

Mr. Ream serves as the Chair of the GATX Compensation Committee and as a member of the Audit Committee. In deciding to nominate Mr. Ream, the Board considered his financial and accounting expertise and his qualifications as an Audit Committee Financial Expert. With his years of experience as a senior executive in the transportation industry, Mr. Ream brings to the Board considerable expertise in strategic planning and management issues, including extensive experience relating to financing, management, maintenance, customer relations, regulatory issues, and operations of large fleets of transportation assets.

Robert J. Ritchie

Director Since:    2011

Career Highlights:

Canadian Pacific Railway Company

-    Chief Executive Officer (1995 to 2006)

-    President (1990 to 2005)

-    Executive Vice President, Operations and Marketing (1987 to 1990)

-    Vice President, Marketing and Sales (1984 to 1987)

Experience and Qualifications of Particular Relevance to GATX:

Mr. Ritchie is a member of the GATX Audit and Governance Committees. In deciding to nominate Mr. Ritchie, the Board considered his financial and accounting expertise, his qualifications as an Audit Committee Financial Expert, and his prior experience as a Chief Executive Officer and board member of a large, publicly held railroad company. With his long career in the railway industry, Mr. Ritchie brings to the Board critical operational, industry, commercial, railcar portfolio, and management expertise. In addition, he has a wealth of knowledge about the railroads and their business, which comprise a significant part of the Company’s railcar leasing customer base. Having served on numerous North American rail associations, including the board of the Association of American Railroads, Mr. Ritchie also provides valuable insights on rail regulatory matters and industry affairs, including in international markets.

GATX CORPORATION - 2016 Proxy Statement	15

ELECTION OF DIRECTORS

David S. Sutherland

Director Since:    2007

Career Highlights:

IPSCO, Inc.

-    President and Chief Executive Officer (2002 to 2007)

-    Executive Vice President and Chief Operating Officer (2001 to 2002)

-    Vice President (1997 to 2001)

Experience and Qualifications of Particular Relevance to GATX:

Mr. Sutherland currently serves as the GATX Lead Director. In deciding to nominate Mr. Sutherland, the Board considered his strong leadership and record of achievement as the former Chief Executive of a publicly held steel producer. He brings to the Board valuable insights on business operations and strategy, global markets, financial matters, and risk management. In addition, the Board appreciates Mr. Sutherland’s perspectives on market conditions and trends in the steel and manufacturing industries, which are critical sectors for the Company’s business. Mr. Sutherland also has significant board and corporate governance experience as he serves as non-executive chairman and a director of United States Steel Corporation and as a director of Imperial Oil Ltd.

Casey J. Sylla

Director Since:    2005

Career Highlights:

Allstate Insurance Company

-    Chairman and Chief Executive Officer of Allstate Life Insurance Company (2006 to 2007)

-    President of Allstate Financial Group (2002 to 2006)

-    Chief Investment Officer of Allstate Corporation (1995 to 2002)

Experience and Qualifications of Particular Relevance to GATX:

Mr. Sylla currently serves on the GATX Audit and Compensation Committees. In deciding to nominate Mr. Sylla, the Board considered his financial and accounting expertise and his qualifications as an Audit Committee Financial Expert. The Board also considered Mr. Sylla’s substantial management, business, and leadership experience based upon his various roles as a senior executive, as well as his valuable risk management and customer relations skills and abilities. The Board also benefits from his perspectives on financial, transactional, and investment matters due to his management experience in an investment and financial business. Mr. Sylla also serves as a trustee of Northern Funds and Northern Institutional Funds.

16	GATX CORPORATION - 2016 Proxy Statement

ELECTION OF DIRECTORS

Stephen R. Wilson

Director Since:    2014

Career Highlights:

CF Industries Holdings, Inc.

-    President and Chief Executive Officer (2003 to January 2014)

-    Chairman (2005 to May 2014)

-    Senior Vice President and Chief Financial Officer (1991 to 2003)

Inland Steel Industries, Inc.

-    Various finance and strategic planning positions of increasing responsibility (1974 to 1991)

Experience and Qualifications of Particular Relevance to GATX:

Mr. Wilson currently serves on the GATX Audit Committee and qualifies as an Audit Committee Financial Expert. In deciding to nominate Mr. Wilson, the Board considered his qualifications as an Audit Committee Financial Expert and his experience in his former role as the Chief Executive Officer of a leading manufacturer and distributor of fertilizer products, which provides the Board with valuable financial, operational, and business management expertise. He also has significant experience in strategic planning, regulatory environment, transformational corporate transactions, and business integration, including in numerous international markets. In addition, the Board values Mr. Wilson’s financial and accounting expertise from his experience serving as a Chief Executive Officer and Chief Financial Officer at a major publicly held corporation. Mr. Wilson also serves on the Board of Directors of Ameren Corporation and is a member of Ameren’s Human Resources and Finance Committees.

Paul G. Yovovich

Director Since:    2012

Career Highlights:

Lake Capital, a private equity firm

-    President and co-founder (1998 to present)

Advance Ross Corporation

-    President (1993 to 1996)

Centel Corporation

-    Various executive positions (1982 to 1992)

Experience and Qualifications of Particular Relevance to GATX:

Mr. Yovovich currently is the Chair of the GATX Governance Committee and also serves on the Compensation Committee. In deciding to nominate Mr. Yovovich, the Board considered that, with his over thirty years of experience as a senior executive, principal, and corporate director, he brings to the Board extensive strategic, operational, financial, accounting, regulatory, and business management experience. Mr. Yovovich also provides the Board with technology and data security experience. As a private equity executive, Mr. Yovovich has substantial experience investing in, and actively overseeing the management of, Lake Capital’s portfolio companies to foster growth and value creation. As a result, he also provides the Board with considerable expertise in transactional, investment, corporate governance, and capital markets matters.

GATX CORPORATION - 2016 Proxy Statement	17

DIRECTOR COMPENSATION

2015 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Anne L. Arvia	95,000	90,000	0	0	0	0	185,000
Ernst A. Häberli	80,000	90,000	0	0	0	0	170,000
James B. Ream	90,000	90,000	0	0	0	0	180,000
Robert J. Ritchie	80,000	90,000	0	0	0	0	170,000
David S. Sutherland	100,000	90,000	0	0	0	0	190,000
Casey J. Sylla	80,000	90,000	0	0	0	0	170,000
Stephen R. Wilson	80,000	90,000	0	0	0	0	170,000
Paul G. Yovovich	87,500	90,000	0	0	0	0	177,500
(1)	Under the Directors’ Deferred Fee Plan, the following directors have deferred a portion of their cash retainer into phantom stock units during 2015: Mr. Ream ($18,000), Mr. Ritchie ($80,000), Mr. Sutherland ($100,000), and Mr. Yovovich ($87,500).
(2)	Messrs. Häberli, Ream, Ritchie, Sutherland, Sylla, Wilson, Yovovich, and Ms. Arvia received stock grants with a grant date fair value of $22,500 on January 31, April 30, July 31 and October 31. These awards were fully vested upon grant, and the amounts shown represent the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2015, in accordance with Accounting Standards Codification (“ASC”) Topic No. 718, Compensation — Stock Compensation. Assumptions used to calculate these amounts are included in the Notes to the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2015.
(3)	The aggregate number of GATX phantom stock units held on December 31, 2015 was: Ms. Arvia (14,817), Mr. Häberli (19,252), Mr. Ream (19,005), Mr. Ritchie (14,639), Mr. Sutherland (38,408), Mr. Sylla (29,123), Mr. Wilson (1,740), and Mr. Yovovich (10,187).

For 2015, the Board revised our director compensation program to eliminate Board and Committee meeting fees and increase the amount of the cash retainers paid to the Lead Director, Committee Chairs, and the other independent directors. The Board made this change upon the recommendation of the Compensation Committee, which together with its independent consultant, had reviewed our director compensation program versus current practice and trends in the market. On the basis of this review, the Compensation Committee recommended the elimination of meeting fees and adjustments to the retainer in order to make our program more competitive and better aligned with current market practices in director compensation.

Effective January 1, 2015, the Board implemented the following changes to our director compensation program:

•	Eliminated Board and Committee meeting fees

•	Increased cash retainer from $55,000 to $80,000

•	Increased stock retainer from $85,000 to $90,000

•	Increased Lead Director retainer from $10,000 to $20,000

•	Increased the Committee Chair retainers – Audit from $10,000 to $15,000, Compensation from $7,500 to $10,000, and Governance from $5,000 to $7,500.

18	GATX CORPORATION - 2016 Proxy Statement

DIRECTOR COMPENSATION

As a result of these changes, the Company’s director compensation program for 2015 consisted of the following amounts shown in the table below:

2015 Director Compensation Program

Retainer (Annualized Amounts)	January 1 - December 31 ($)
- Cash	80,000
- Phantom Stock	90,000
- Lead Director	20,000
- Audit Committee Chair	15,000
- Compensation Committee Chair	10,000
- Governance Committee Chair	7,500

Each director’s phantom stock account is credited with additional units representing dividends declared on GATX common stock based on the date such dividend is paid. At the expiration of each director’s service on the Board, settlement of phantom stock units is made as soon as reasonably practical in shares of common stock equal in number to the number of units of phantom stock then credited to his or her account. Any fractional units are paid in cash.

We offer a Deferred Fee Plan in which non-employee directors may defer receipt of the cash portion of their retainer in the form of either cash or phantom stock units. If the deferral is in cash, the deferred amount accrues interest at a rate equal to the 20-year US government bond rate. If the deferral is in units of phantom stock, the units are credited to an account for each participating director along with dividends and are settled, following expiration of the director’s service on the Board, in accordance with his or her election/distribution form on file. Four directors participated in the Deferred Fee Plan in 2015.

The stock ownership goal for non-employee directors is 5.0 times the annual cash retainer. New directors have five years following election to the Board to achieve this ownership goal.

GATX CORPORATION - 2016 Proxy Statement	19

PROPOSAL 2:	ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

We are seeking your approval, on a non-binding advisory basis, of the compensation of our named executive officers as described in the Compensation Discussion and Analysis section beginning on page 21. In deciding how you vote on this proposal, we encourage you to read the Compensation Discussion and Analysis for a full description of our executive compensation philosophy and programs, the decisions our Compensation Committee has made under these programs, and the factors it considers in making these decisions. As highlighted above, we believe that we have designed compensation programs that pay for performance and align compensation with the long-term interests of our shareholders.

Accordingly, the Board recommends that shareholders vote FOR the following resolution:

“RESOLVED, that the shareholders of GATX Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, and the Executive Compensation Tables, together with the narrative discussion related thereto.”

The Board of Directors recommends that you vote FOR adoption of the advisory resolution to approve the compensation of our named executive officers as disclosed in this Proxy Statement.

20	GATX CORPORATION - 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Highlights of Our Compensation Philosophy

The Compensation Committee expects our executive team to create long-term shareholder value by growing capital employed while also earning an attractive return on that capital. Because GATX’s markets are cyclical in nature, our management team must strategically balance the emphasis we place on our twin objectives of growth and return at all points in the business cycle. This may involve rewarding current financial returns over growth in capital

employed during strong markets, and conversely, rewarding growth in capital employed over current financial returns in weak markets.

The Compensation Committee believes that a substantial majority of management’s compensation should be performance-based and closely linked to our financial performance.

Selected Financial Highlights in 20151

GATX delivered record financial performance in 2015:

•	Record net income of $205.3 million

•	Record EPS of $4.69 per diluted share

•	Return on Equity of 15.8%

•	Dividend increased by 15.2% to $1.52 per share as GATX completed its 96th consecutive year of uninterrupted dividends

•	North American Railcar Fleet Utilization averaged above 99% in a declining railcar leasing market

•	Committed North American Railcar lease revenues increased to $4.2 billion, up 17.4% from the end of 2014

•	Invested $715 million, primarily in North American and European Rail.

In addition to achieving outstanding financial results in 2015, we also continued to position GATX well for a downturn in the railcar leasing market. Over the last few years, we dramatically extended lease renewal terms at very desirable rates and optimized our fleet by selling select railcars into a robust secondary market. We utilized our railcar supply agreement to purchase new railcars at an attractive cost, limiting our spot market orders in a high-cost manufacturing environment. In addition, our strong balance sheet also offers us flexibility to pursue secondary market acquisition opportunities. We believe that the steps we took in 2015 prepared the Company to capitalize on the inherent cyclicality in our markets and left us well positioned to achieve our twin objectives of growth and return over the long term.

[1]	This Compensation Discussion and Analysis makes reference to financial data derived from our financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) and certain other financial data prepared using non-GAAP components. For a reconciliation of these non-GAAP components to the most comparable GAAP components, see “Non-GAAP Financial Measures” set forth in Exhibit B to this Proxy Statement.

GATX CORPORATION - 2016 Proxy Statement	21

CEO Pay–for-Performance Alignment and Business Strategy

The railcar leasing business is cyclical and is heavily influenced by macro-economic conditions, as well as the supply of railcars. GATX creates value for shareholders by anticipating and managing this cyclicality. Under the leadership of our Chief Executive Officer, Mr. Kenney, we have capitalized on the strong railcar leasing market over the past few years to extend the terms of railcar leases at desirable rates, maintain high railcar fleet utilization rates, sell railcars at attractive values into a strong secondary market, control costs, and position the Company for a downturn in the business cycle. This strategy enabled us to deliver record financial and operating performance in 2015. As illustrated in the following charts, there is a direct link between our Chief Executive Officer’s compensation and the Company’s financial performance.

[2]	Amounts in chart are based on Net Income, excluding Tax Adjustments and Other Items. See Exhibit B for details.

22	GATX CORPORATION - 2016 Proxy Statement

Shareholder Return and CEO Compensation

The chart below compares the changes in shareholder return and our Chief Executive Officer’s compensation over the course of the most recent business cycle (2008 to 2015). During this time frame, our Chief Executive Officer’s compensation remained relatively flat, with year-to-year volatility in line with our annual financial performance as highlighted above. Since 2008, a year with a similar business climate to 2015, total direct compensation for our Chief Executive Officer has increased by 19.3%, a compound annual growth rate of approximately 2.5%, while Total Shareholder Return increased 72%, a compound annual growth rate of approximately 8.0%.

*	Amounts are as reported in the Summary Compensation Table, less changes in pension value.

2015 Payouts and Pay-for-Performance Alignment

Our compensation programs are designed to reward our executives for contributing to achievement of our annual and long-term objectives through changes in business cycles. We set robust goals in order to align such rewards with creation of long-term value for our shareholders. The following graphs show our compensation plan goals for 2015, and our actual achievement against such goals, for each of net income, return on equity, and investment volume. All three of these measures are metrics that we use for paying out our annual and long-term performance incentives.

Annual Incentive Plan Measure

Net Income

GATX CORPORATION - 2016 Proxy Statement	23

2015 actual net income performance shown in the chart above reflects certain adjustments during the year.3 Under the terms of our annual incentive plan, our net income achievement of 104% of target resulted in a payout to our executives at 106% of their target awards. See page 28 for more details about our annual incentive plan and how this payout was determined.

Performance Share Plan Measures

Return on Equity4

Investment Volume

Under the terms of our 2013-2015 performance share program, our actual results exceeded target performance for both return on equity and investment volume, which resulted in a payout to our executives at 145.3% of their target performance shares for the 2013-2015 performance period. However, the actual value of the payouts depends upon the market price of our common stock on the vesting date, which may be higher or lower than the grant price. See page 29 for a description of our performance share program.

The return on equity and investment volume measures are weighted equally in calculating our Performance Share Plan results. The Compensation Committee believes that these two measures strike an appropriate balance between achieving a meaningful return for our shareholders while holding to a disciplined investment strategy through business cycles. We believe that the key to generating long-term shareholder value is a combination of growth and return, and our focus and performance on these measures will vary at different points in the business cycle. For example, our cumulative investment volume target is influenced by market conditions and is more aggressive when asset prices are relatively low and less aggressive when asset prices are relatively high.

[3]	2015 net income excluded an aggregate unfavorable adjustment of $29.6 million related to Tax Adjustments and Other Items. See Exhibit B for details.
[4]

Return on equity is a performance metric we use for our long-term equity incentive awards, including our performance shares. However, the return on equity measure used for this purpose excludes “accumulated other comprehensive loss” from the equity component, which is included in the equity component of return on equity as reported in our financial statements. As a result, the return on equity calculations with respect to the performance shares during the relevant performance period may differ from return on equity as reported in our financial statements for the same period. We believe that excluding accumulated other comprehensive loss from the performance share return on equity calculation provides a more accurate measurement of management’s performance. In addition, return on equity for each of 2014 and 2015 excludes a favorable adjustment related to a change in the accounting estimate of depreciable lives for railcars.

24	GATX CORPORATION - 2016 Proxy Statement

2015 Say on Pay Vote

At our 2015 Annual Meeting of Shareholders, approximately 98.2% of shareholder votes were cast in favor of an advisory resolution approving the compensation of our named executive officers as disclosed in the 2015 proxy statement (the “say on pay” resolution). The Compensation Committee believes that the overwhelming shareholder vote in favor of the say on pay resolution was an affirmation of shareholders’ support of our approach to executive compensation, and, therefore, our Compensation Committee did not make any specific changes to its executive compensation plans or programs as a result of the vote.

GATX’s Executive Compensation Practices

We regularly review and refine our executive compensation program to ensure that it continues to reflect practices and policies that are aligned with our pay-for-performance philosophy. We believe our practices and policies set forth below are in line with current best practices for aligning executive and shareholder interests and sound corporate governance practices.

What We Do

Compensation Practice	GATX Policy
Pay for Performance	More than 70% of our executives’ total direct compensation is performance-based
Robust Stock Ownership Guidelines	We have stock ownership guidelines for executive officers of 5.0x base salary for CEO and 2.5x base salary for other executive officers
Stock Retention Requirements	We require our executive officers to retain 50% of the after-tax profits realized from their GATX equity awards until stock ownership guidelines are met
Annual “Say on Pay” Vote	We seek an annual non-binding advisory vote from our shareholders to approve the executive compensation programs disclosed in our Compensation Discussion and Analysis, Executive Compensation Tables, and related disclosures in our proxy statement
Clawback Policy	Our policy provides for the recovery of equity awards and incentive compensation paid to executive officers in the event of a material restatement of our financial results
Independent Compensation Consultant	The Compensation Committee retains an independent compensation consultant and reassesses independence annually
Annual Review of Compensation	The Compensation Committee reviews all our compensation programs annually for best practices with input from our compensation consultant
Annual Compensation Risk Assessment	Each year we perform an assessment of any risks that could result from our compensation plans and programs

What We Don’t Do

Compensation Practice	GATX Policy
Employment Agreements	We do not provide our executive officers with employment agreements, other than severance in connection with a change in control
Hedging/Pledging of Company Stock	We prohibit our officers, directors, and employees from hedging, margining, pledging, short-selling, or publicly trading options in our stock
Tax Gross-Ups	We do not provide tax gross-ups, other than in agreements entered into prior to 2009 which have not been amended
Dividends on Unearned Performance Shares	We do not pay dividends on unearned performance shares
Perquisites	We do not provide perquisites to our NEOs
Repricing or Exchange of Underwater Stock Options	We prohibit share repricing without shareholder approval
Single-Trigger Change in Control Vesting/Benefits	We do not allow for single-trigger vesting or payment of benefits upon a change in control. Rather, we require double-trigger, or both a change in control and termination of executive’s employment, before vesting is accelerated

GATX CORPORATION - 2016 Proxy Statement	25

Detailed Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our compensation philosophy and programs, the decisions the Compensation Committee made under those programs, and the factors considered in making those decisions. This CD&A focuses on the compensation of our named executive officers or “NEOs” for 2015, who were:

Name	Title
Brian A. Kenney	Chairman of the Board, President and Chief Executive Officer
Robert C. Lyons	Executive Vice President and Chief Financial Officer
James F. Earl	Executive Vice President and President, Rail International
Thomas A. Ellman	Executive Vice President and President, Rail North America
Deborah A. Golden	Executive Vice President, General Counsel and Corporate Secretary

Each year, the Compensation Committee makes pay decisions by following a consistent process, taking into account the job complexity, experience, and performance of each NEO. Compensation is delivered in the form of salary, annual incentive, and long-term equity compensation, with an emphasis on performance-based compensation. Our annual incentive plan uses a net income target that focuses management on achieving short-term business objectives, while long-term equity awards drive value-enhancing performance over the longer term by focusing on growth (investment volume) and returns (return on equity). The target-setting process for the performance-based portion of our compensation program is:

•	Multi-faceted, combining goals related to both growth and return

•	Reflective of the highly cyclical nature of the railcar leasing business

•	Designed to incentivize management to build long-term shareholder value in both strong and weak markets.

Within this framework, our compensation program has been developed with the following key principles in mind:

•	A significant portion of compensation should be performance-based. Through annual and long-term incentive awards, our executives are encouraged to focus attention on a combination of critical strategic and financial goals. The weight placed on each of these goals may vary from time to time depending on our strategies and the economic and market conditions facing GATX.

•

On a relative basis, long-term incentive opportunities should be emphasized more heavily than short-term incentive opportunities. We invest predominantly in long-lived assets and the outcomes of key decisions are often not realized for several years. Creating long-term economic value should outweigh focus on short-term results.

•

A meaningful equity stake helps ensure that executive and shareholder interests are aligned. We accomplish this by granting our executives equity incentives in GATX stock and through our mandatory stock ownership and stock retention policies, which are intended to ensure that executives acquire and retain a meaningful equity stake in GATX.

26	GATX CORPORATION - 2016 Proxy Statement

What We Pay – Elements of Compensation

We have three elements of total direct compensation: Base salary, annual incentive, and long-term equity compensation. We also provide various retirement and benefit programs, which are generally available to all employees. More than 79% of total direct compensation for our Chief Executive Officer for 2015 was performance-based and not guaranteed. The following graph provides a snapshot of the elements of our compensation program for our Chief Executive Officer and explains why each element is provided. The blue color in the chart below denotes performance-based compensation. Further details on each of these elements are discussed below.

Note: The percentages in the chart above are based on the base salary and incentive targets in effect for our Chief Executive Officer as of December 31, 2015, and thus are not intended to match amounts shown in the Summary Compensation Table or the Grant of Plan-Based Awards Table.

Base Salary

Base salary constitutes approximately 20% of total targeted compensation for our Chief Executive Officer (approximately 35% for our other NEOs), which is consistent with our philosophy that a majority of executive compensation should be performance-based.

In establishing salary levels, we typically consider market pay levels, the specific responsibilities and experience of each NEO, and his or her individual performance. Base salaries may be adjusted during the Compensation Committee’s annual review for:

•	annual merit increases

•	changes in role, such as promotions or added responsibilities

•	market adjustments.

At his request, Mr. Kenney did not receive an increase to his base salary in 2015. Mr. Lyons, Mr. Earl, and Ms. Golden each earned a 3% base salary merit increase for 2015, which was consistent with the annual merit increases granted to other salaried employees. Mr. Ellman received a 6% base salary increase for 2015, reflecting a 3% annual merit increase and an additional 3% adjustment reflecting his increasingly critical role at the Company.

While the Company’s 2016 annual merit increases will reflect an average increase of 2%, Mr. Kenney’s base salary for 2016 will remain unchanged for the second consecutive year in line with his request.

GATX CORPORATION - 2016 Proxy Statement	27

Annual Incentive Awards

Process for Setting Annual Incentive Targets

Target incentive opportunities for NEOs are expressed as a percentage of base salary and are intended to be competitive with the market. Please see The Determination of Market Competitive Pay on page 32 for a description of how we determine competitive pay levels. For 2015, our NEOs’ target incentive opportunities remained unchanged from 2014 levels. Mr. Kenney’s target incentive opportunity was 100% of his base salary. The target annual incentive opportunities for our other NEOs were 70% of base salary for Messrs. Lyons and Earl, and 60% of base salary for Ms. Golden and Mr. Ellman.

Annual Incentive Plan Design

Our NEOs earn their annual incentive awards under our Cash Incentive Compensation Plan (the “CICP”) based on achievement of pre-established financial performance goals. The CICP is designed to arrive at a maximum possible incentive award, which then may be reduced by the Compensation Committee based on such other metrics as it may determine appropriate. This design is intended to meet the requirements for tax deductibility of our annual incentive, while providing the Compensation Committee the flexibility to adjust performance metrics as necessary to meet our strategic business needs.

Under the CICP a maximum bonus of 0.75% of “Total Gross Income Less Total Ownership Costs” (as such term is defined in the CICP) is earned. However, as previously mentioned, the Compensation Committee does not expect to pay the full amount. Rather, it has historically measured performance against targeted net income and determined bonuses based on achievement against a net income goal established from a financial plan which is reviewed by the full Board. The Compensation Committee has chosen net income as the goal because it provides executives with a strong incentive to increase our profitability.

The performance metrics and payout levels are established at the beginning of each year by the Compensation Committee with input from the independent consultant and management. The level of financial performance required for the maximum payout is established based on the Compensation Committee’s assessment of the level of performance that shareholders would likely consider superior in view of general economic conditions and the economic outlook for GATX and its industry in particular. This process is essentially reversed to establish the threshold or minimum performance level, defined as the level of financial performance below which no incentive is payable.

2015 Annual Incentive Plan Design. For 2015, the Compensation Committee increased the net income goal for our annual incentive plan by approximately 19% over the prior year’s net income to reflect a higher targeted level of performance for GATX in light of our business plan and market fundamentals. The goals and payout levels under the 2015 annual incentive plan design are indicated in the following table:

2015 Annual Incentive Plan Design
	Net Income (Millions)	Achievement	Payout
Threshold	$180.3	80%	70%
Target (Goal)	$225.4	100%	100%
Maximum	$315.6	140%	170%

2015 Annual Incentive Plan Payouts. Net income for 2015, was $234.9 million5, which was 104.2% of the target level of performance. Based on the targets illustrated above, this level of performance resulted in incentive payouts of 106.3% of the target award level to the NEOs.

[5]	Excludes an aggregate unfavorable adjustment of $29.6 million related to Tax Adjustments and Other Items. See Exhibit B for details.

28	GATX CORPORATION - 2016 Proxy Statement

Long-Term Equity Based Incentive Awards

Process for Granting Awards

We set target long-term incentive opportunities for our NEOs to be competitive with the market. The value of the regular, annual long-term incentive awards to each NEO is divided equally between stock-settled stock appreciation rights (“SARs”) and performance shares. We chose this combination of grant types because it focuses executive attention on total shareholder return and on specific financial goals, both of which are essential to our long-term success. The grant date for regular long-term incentive awards is the date of the Compensation Committee’s first meeting of each calendar year. We grant SARs to NEOs at the same time we grant them to other employees. SARs vest ratably over a three-year period and expire seven years after the grant date. We have no program, plan, or practice to time SAR grants to NEOs or any other employees in coordination with the release of material non-public information. We generally make off-cycle grants (if any) to newly hired employees on the last trading date of the month following the hire date and Compensation Committee approval of the award.

Award Types and How Each Fits Into Our Program

SARs. SARs are granted to align the interests of our NEOs and other employees with our shareholders. SARs are granted at a price equal to fair market value (the average of the high and low trading prices of our common stock on the date of grant) as approved by the Compensation Committee. Because total shareholder return is comprised of stock price appreciation and dividends, dividend equivalents are attached to SARs. We believe that rewarding both components of shareholder return better aligns management and shareholder interests. Dividend equivalents accrue until vesting and are paid in cash thereafter until the SAR is exercised or expires. Because the value of dividend equivalents is fully factored into the determination of grant size, recipients receive no additional compensation; the number of SARs granted are correspondingly smaller than they would be if dividend equivalents were not attached because the value of each SAR is higher.

Performance Shares. Performance shares are designed to focus attention on, and to reward the achievement of, our long-term financial and strategic objectives. The Compensation Committee establishes the goals for which the performance shares may be earned at the beginning of a three-year performance period rather than annually. At the end of the performance period, a percentage ranging from 0% to 200% of the number of shares initially awarded will be earned based on the extent to which the three-year goals are achieved. The value of each earned performance share equals the price of one share of our common stock at the end of the performance period, with payment of earned performance shares made in the form of GATX common stock.

•

Performance Metrics Design. Performance shares are earned based on achievement of a specified level of “Total Gross Income Less Total Ownership Costs” (as defined in the GATX 2004 Equity Incentive Compensation Plan and the GATX 2012 Incentive Award Plan) at the end of the performance period. If the goal is not met, the entire performance share award is cancelled. If the goal is met, the Compensation Committee may reduce, but not increase, the number of performance shares otherwise payable based on the achievement of other long-term performance objectives established at the beginning of the performance period. This design is similar to our annual incentive plan as it is intended to meet tax deductibility requirements while also providing the Compensation Committee the flexibility to adjust performance metrics as necessary to meet our strategic business needs.

•	Dividends Paid only on Performance Shares Earned. Accumulated dividend equivalents are paid on the number of performance shares, only if earned, at the end of the performance period.

•

Cash Election Feature. Beginning with the 2014-2016 performance share awards, participants have the opportunity to elect to receive their performance share payout in the form of cash, if the participant meets one of two conditions: (1) the participant has exceeded 150% of his or her stock ownership goal or (2) the participant has met his or her stock ownership goal and is within five years of retirement under the Company’s pension plan. This election must be made no later than the November 30 immediately prior to the end of the performance period. The cash value will be determined based on the number of shares earned

GATX CORPORATION - 2016 Proxy Statement	29

multiplied by the fair market value of GATX stock on the day the award is earned. This optional cash election feature was implemented to address the accumulation of high concentrations of GATX stock beyond the required stock ownership requirements and limited opportunities to diversify due to restrictions related to the trading of GATX stock, such as insider trading blackouts. As such, the Compensation Committee believes that there should be an appropriate balance between our compensation programs and philosophy and the participants’ needs for moderate and transparent diversification as they approach retirement.

2015-2017 Performance Share Measures and Goal Setting

Background

Our target setting process, conducted at the beginning of each three-year performance period, combines goals related to growth and return to reflect the cyclical nature of our business. Our targets are designed to incentivize behavior which enhances long-term shareholder value at all points in the business cycle.

Design

In addition to the Total Gross Income Less Total Ownership Costs threshold goal specified in the GATX 2012 Incentive Award Plan, the number of performance shares that will be earned in 2017 will also be subject to two equally weighted measures:

•	Three-year average return on equity (return measure)

•	Three-year cumulative investment volume (growth measure)

For the 2015-2017 performance period, the NEOs can earn 100% of the shares awarded provided the Company achieves a 15.2% average return on equity and $1.93 billion in cumulative investment volume over the 3-year performance period.

Rationale

As stated above, we design our growth and return objectives depending on where we are in the business cycle. When the market is strong and asset prices are high, we emphasize earning a higher return over making investments to grow capital employed. When the market is weak and asset prices are reduced, we emphasize making prudent investments at attractive prices over attempting to earn an unrealistically high short-term return. We believe that a single-minded focus on achieving growth over return, or vice versa, at the wrong points in the cycle is likely to impair shareholder value over the longer term.

The return on equity and cumulative investment targets for the 2015-2017 performance period were set in the fourth quarter of 2014 in the midst of a continued strong North American railcar leasing market. Consistent with our objective of striking an appropriate balance between our growth and return objectives in light of market conditions, the Compensation Committee set a much higher target for average return on equity for the 2015-2017 performance period (15.2%) than for the prior three-year performance period (13.0% for 2014-2016). Due to the high asset prices prevailing in a strong market, the Compensation Committee set a somewhat lower cumulative investment volume target for the 2015-2017 performance period ($1.93 billion) than for the prior three-year performance period ($2.05 billion for 2014-2016). This decrease was consistent with our strategy to pursue a disciplined investment strategy by investing more in weak markets at attractive prices and less in strong markets when asset prices are at or near their peak.

Formula for Determining Award Numbers

In granting performance shares for the 2015-2017 performance period, we determined the number of shares awarded by dividing value of the performance share award by the average closing prices of our common stock on the four Fridays immediately preceding the

Compensation Committee meeting at which the grant was awarded. To determine the number of SARs awarded, we used the same average closing price multiplied by 35%, which represents the value of the SAR award based on the Black-Scholes valuation methodology.

30	GATX CORPORATION - 2016 Proxy Statement

2015 Long-Term Incentive Payouts

The performance shares granted in 2013 vested at the end of 2015. Each target award was based 50% on a three-year average return on equity goal and 50% on a three-year cumulative investment volume goal.6 The goals and payout levels under the 2013-2015 Performance Share Plan are indicated in the following table:

Performance Share Plan Design
Return on Equity
	Average Three-Year Return on Equity	Payout
Threshold	9.5%	25%
Target (Goal)	11.0%	100%
Maximum	13.5%	200%

Investment Volume
	Three-Year Cumulative Investment Volume (000s)	Payout
Threshold	$1,400	25%
Target (Goal)	$2,300	100%
Maximum	$3,100	200%

As shown in the charts on page 24, the three-year average return on equity for the period was 12.7% versus a goal of 11.0%, and the cumulative investment volume for the period was $2.5 billion, which exceeded the goal of $2.3 billion. Based on these results, performance share payouts were 145.3% of target.

Performance share award values at vesting were 124% of target award values based on average fair market value of GATX stock price on January 28, 2016. For details regarding the 2013-2015 performance share payments to the NEOs, please see the Option Exercises and Stock Vested Table on page 39.

Employee Benefits – Severance – Double Trigger Vesting

Employee Benefit Plans

We sponsor a standard array of retirement, health, and welfare benefits. Our retirement programs include 401(k) and defined benefit pension programs, as well as a supplemental plan intended solely to restore pension benefits limited by law to the level specified by formula in the qualified pension plan applicable to all salaried employees. The pension and 401(k) programs are intended to supplement employees’ personal retirement savings and social security benefits. Health and welfare benefits include medical, dental, vision, life, and disability insurance. These programs provide protection against catastrophic loss and encourage health maintenance. NEOs participate in the same programs and on the same basis as other salaried employees. No retirement, savings, medical, disability, or other insurance program or arrangement exists which provides benefits to our NEOs in excess of those provided to other salaried employees generally. No perquisites are paid to NEOs.

[6]	Return on equity is a performance metric we use for our long-term equity incentive awards, including our performance shares. However, the return on equity measure used for this purpose excludes “accumulated other comprehensive loss” from the equity component, which is included in the equity component of return on equity as reported in our financial statements. As a result, the return on equity calculations with respect to the performance shares during the relevant performance period may differ from return on equity as reported in our financial statements for the same period. We believe that excluding accumulated other comprehensive loss from the performance share return on equity calculation provides a more accurate measurement of management’s performance. In addition, return on equity for each of 2014 and 2015 excludes a favorable adjustment related to a change in the accounting estimate of depreciable lives for railcars.

GATX CORPORATION - 2016 Proxy Statement	31

Change in Control Agreements

We have entered into agreements with our NEOs that provide certain benefits if employment is terminated following a change of control (“COC”). This protection is provided for competitive reasons and to ensure the stability, continuity, and impartiality of our executives in a COC situation. The level of protection provided is intended to be similar to that provided by similarly sized organizations.

The COC agreements are “double-trigger” agreements, meaning that benefits are payable only if a COC occurs and an executive’s employment is terminated, or constructively terminated. For a description of the key terms of these agreements, please see Potential Payments upon Termination or Change of Control on page 40. Since 2009, we have not entered into any new COC agreements that provide excise tax gross-up benefits, and we do not intend to offer this feature in the future. We do, however, have older agreements entered into in 2009 or earlier that have excise tax gross-up benefits. In the event that we amend such agreements for any reason in the future, we will eliminate such excise tax gross-ups.

Double-Trigger Equity Vesting

The vesting of equity awards upon a COC is determined under the GATX 2004 Equity Incentive Compensation Plan or the GATX 2012 Incentive Award Plan, as applicable, and related grant agreements. These terms apply to all employees who receive long-term incentive awards. In addition, all grant agreements require both a COC event and an executive’s actual or constructive termination before vesting is accelerated.

Process for Determining Executive Compensation (Including NEOs)

Compensation Committee and Management

The Compensation Committee, with input from the independent compensation consultant, regularly reviews:

•	the competitiveness of our compensation program

•	the competitiveness of each NEO’s compensation

•	recent developments and current trends in executive compensation practices.

Our human resources staff and the Chief Executive Officer also provide input to the Compensation Committee regarding base salary increases, target level annual incentives, long-term incentive awards, and the goals applicable to earning such compensation. After reviewing these recommendations, the Compensation Committee determines and approves the compensation of each NEO, as well as the performance goals. Our Chief Executive Officer, however, does not participate in, nor is he present during, any discussions of his own compensation. Such discussions occur during the Compensation Committee’s executive sessions. The Compensation Committee also reviews its pay decisions regarding our Chief Executive Officer with the other independent directors on the Board.

The Determination of Market Competitive Pay

We have structured our compensation programs to provide total direct compensation opportunities comparable to the median range of opportunities provided by companies of similar revenue size to GATX (which we refer to as “competitive” or “market” pay levels throughout this CD&A).

Because we have no direct peers in the railcar leasing business for which relevant compensation data is available, gathering information on competitive pay levels with precision for our particular industry is not possible.

Instead, the Compensation Committee, with assistance from our human resources staff and the independent compensation consultant, regularly reviews information on pay for executives as reported in national compensation surveys published by Aon Hewitt and Towers Watson for organizations of similar revenue as ours.

These surveys include general, non-company specific compensation information, on an aggregate basis, for approximately 220 public companies with annual revenues between $1-3 billion. We use these surveys to

32	GATX CORPORATION - 2016 Proxy Statement

better understand current compensation practices at other companies of similar revenue size and as a data point to assist us in meeting our goal of having the various elements of compensation be market-competitive.

While these surveys are a starting point for our compensation review process, actual compensation decisions with respect to specific individuals are influenced by a variety of factors in addition to the surveys, including experience, tenure, skills, unique responsibilities, individual performance, and our specific talent requirements.

Compensation Governance

Stock Ownership and Stock Retention Requirements

To underscore the importance of stock ownership, we have established mandatory stock ownership and stock retention policies for our NEOs and other members of senior management. These policies require that each executive must retain shares of GATX stock having a value equal to 50% of the after-tax profits realized from GATX equity awards until the executive owns GATX shares equal in value to a multiple of salary based on his or her position. The multiple is 5.0 times salary for the Chief Executive Officer and 2.5 times salary for other NEOs.

As of January 31, 2016, all of our NEOs had exceeded their respective stock ownership requirements, having achieved the following approximate percentages of their respective requirements: Mr. Kenney (154%), Mr. Lyons (115%), Mr. Earl (268%), Mr. Ellman (101%), and Ms. Golden (136%).

Clawback Policy

We have a policy which provides for the recovery of all or part of any bonus or other compensation paid to an executive officer that was based upon the achievement of financial results that were subsequently restated. In the event of a material restatement of our financial results, the Board, or a committee designated by the Board, will review the facts and circumstances that led to the restatement and will take such action as it deems necessary or appropriate. The Board will consider whether any executive officer received excess compensation because the original financial statements were incorrectly presented. In addition, the Board will consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such acts or omissions constituted misconduct.

Under such policy, the Board may also, depending upon the facts and circumstances, take disciplinary action, up to and including termination of employment, or decide to pursue other available remedies, including, but not limited to, canceling stock-based awards.

Regulatory Considerations

Our incentive compensation programs have been designed and administered in a manner generally intended to preserve federal income tax deductions. However, the Compensation Committee considers the tax and accounting consequences of utilizing various forms of compensation and retains the discretion to pay compensation that is not tax deductible or could have adverse accounting consequences for GATX.

GATX CORPORATION - 2016 Proxy Statement	33

Compensation Committee’s Independent Consultant

The independent compensation consultant, Pay Governance, has been retained by, and reports directly to, the Compensation Committee and does not have any other consulting engagements with management or GATX. The Compensation Committee has assessed the independence of Pay Governance and its employees working on GATX matters pursuant to applicable SEC rules and NYSE listing standards and determined that no conflict of interest or independence concerns exist.

With respect to Chief Executive Officer compensation, Pay Governance provides an independent recommendation to the Compensation Committee in the form of a range of possible outcomes, for the Committee’s consideration. In developing its recommendation, Pay Governance relies on its understanding of GATX’s business and compensation programs and its own independent research and analysis. Pay Governance does not meet with our Chief Executive Officer with respect to his compensation. In addition to advising on Chief Executive Officer Compensation, Pay Governance reviews the Chief Executive Officer’s recommendations on compensation of his direct reports.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K.

James B. Ream (Chair)

Ernst A. Häberli

Casey J. Sylla

Paul G. Yovovich

34	GATX CORPORATION - 2016 Proxy Statement

EXECUTIVE COMPENSATION TABLES

The following tables provide information regarding the compensation awarded to, or earned by, our named executive officers for the years ended December 31, 2015, 2014, and 2013.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Brian A. Kenney	2015	$956,500	$1,436,408	$1,432,824	$1,016,951	$884,069	$7,950	$5,734,702
Chairman of the Board,	2014	$951,850	$1,343,102	$1,041,900	$1,080,634	$806,202	$7,800	$5,231,488
President and Chief	2013	$924,100	$1,205,557	$1,180,625	$1,096,906	$21,294	$7,650	$4,436,132
Executive Officer
Robert C. Lyons	2015	$512,500	$373,899	$372,280	$381,423	$323,742	$7,950	$1,971,794
Executive Vice President	2014	$489,533	$407,832	$317,100	$389,036	$370,177	$7,800	$1,981,478
and Chief Financial Officer	2013	$434,383	$344,183	$338,131	$360,929	$0	$7,650	$1,485,276
James F. Earl	2015	$606,150	$379,021	$377,728	$451,120	$657,853	$7,950	$2,479,822
Executive Vice President	2014	$588,533	$394,412	$306,228	$467,713	$706,105	$7,800	$2,470,791
and President, Rail	2013	$571,600	$369,423	$362,688	$474,942	$0	$7,650	$1,786,303
International
Thomas A. Ellman	2015	$425,833	$256,095	$256,056	$271,647	$195,293	$7,950	$1,412,874
Executive Vice President,	2014	$400,833	$291,142	$226,500	$273,040	$257,010	$7,650	$1,456,175
and President, Rail	2013	$349,583	$178,516	$175,677	$230,030	$0	$7,650	$941,456
North America
Deborah A. Golden	2015	$420,250	$225,364	$225,184	$268,086	$226,684	$7,950	$1,373,518
Executive Vice President,	2014	$405,383	$271,888	$212,004	$276,139	$216,478	$7,800	$1,389,692
General Counsel and	2013	$380,433	$224,407	$219,124	$270,943	$57,027	$7,650	$1,159,584
Corporate Secretary
(1)	For awards granted under the GATX 2012 Incentive Award Plan, amounts shown reflect the dollar amount of the grant date fair value of the awards for the years shown, in accordance with Accounting Standards Codification (“ASC”) Topic No. 718, Compensation — Stock Compensation. Assumptions used to calculate these amounts are included in the notes to our audited financial statements contained in our Annual Reports on Form 10-K for fiscal years ended December 31, 2015, 2014, and 2013.
(2)	For performance share awards, amounts shown reflect the grant date fair value of the awards at target payout for the years shown. The grant date fair value of the performance share awards for 2015, 2014, and 2013, respectively, assuming the highest level of performance (i.e., 200% of target) are as follows: Mr. Kenney ($2,872,817, $2,686,204, and $2,411,113); Mr. Lyons ($747,797, $815,664, and $688,365); Mr. Earl ($758,041, $788,824, and $738,845); Mr. Ellman ($512,190, $582,284, and $357,032); and Ms. Golden ($450,727, $543,776, and $448,814).
(3)	The amounts shown reflect the annual incentive awards earned under the GATX Cash Incentive Compensation Plan by each NEO for the years shown.
(4)	Change in pension value reflects the increase in the present value of the accumulated pension benefit during the years shown. The Pension Benefits Table shows the present value of the accumulated pension benefit as of December 31, 2015 and the assumptions used in the calculation of that value. We determined the December 31, 2014 and December 31, 2013 present values using the same assumptions except that the interest rates used for discounting under ASC Topic No. 715, Compensation — Retirement Benefits, were 4.05% in 2014 and 4.80% in 2013.
(5)	Amounts shown reflect matching contributions we made to the GATX Salaried Employees Retirement Savings Plan. For all periods presented, this column excludes dividends on SARs and performance shares because those dividends are included in the grant date fair value amounts for stock awards as reported in columns (e) and (f) of the table above and in column (m) of the Grants of Plan-Based Awards Table.

GATX CORPORATION - 2016 Proxy Statement	35

Grants of Plan-Based Awards Table

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($)	Closing Price on Date of Grant ($)	Grant Date Fair Value of Stock & Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(j)	(k)	(l)	(m)
Brian A. Kenney	1/1/2015	669,550	956,500	1,626,050
	1/29/2015							78,900	56.91	57.47	$1,432,824
	1/29/2015				6,310	25,240	50,480				$1,436,408

Robert C. Lyons	1/1/2015	251,125	358,750	609,875
	1/29/2015							20,500	56.91	57.47	$372,280
	1/29/2015				1,643	6,570	13,140				$373,899

James F. Earl	1/1/2015	297,013	424,304	721,317
	1/29/2015							20,800	56.91	57.47	$377,728
	1/29/2015				1,665	6,660	13,320				$379,021

Thomas A. Ellman	1/1/2015	178,849	255,499	434,348
	1/29/2015							14,100	56.91	57.47	$256,056
	1/29/2015				1,125	4,500	9,000				$256,095

Deborah A. Golden	1/1/2015	176,505	252,150	428,655
	1/29/2015							12,400	56.91	57.47	$225,184
	1/29/2015				990	3,960	7,920				$225,364
(1)	Amounts shown reflect target, threshold, and maximum annual incentive payouts for 2015 under the GATX Cash Incentive Compensation Plan based on the achievement of income goals. Threshold amounts represent 70% of target based on the financial goal threshold.
(2)	Amounts shown reflect the number of performance shares granted in 2015 under the GATX 2012 Incentive Award Plan. The percentage of each performance share award that will be earned is based upon the achievement of two equally weighted performance goals: three-year average return on equity and three-year cumulative investment volume.
(3)	Amounts shown reflect the number of SARs granted in 2015 under the GATX 2012 Incentive Award Plan.

Narrative Discussion Related to the Summary Compensation Table and Grants of Plan-Based Awards Table

Annual Incentive Awards

In 2015, our NEOs were eligible for annual incentive awards based solely on financial performance goals measured in terms of GATX net income. The target incentive awards were payable at 100% of targeted net income. Threshold and maximum incentive awards (70% and 170%, respectively, of the target awards) were payable at 80% and 140% or more.

Based on individual targets and on actual net income as described in the Compensation Discussion and Analysis, 2015 incentive payouts under the GATX Cash Incentive Compensation Plan are shown in column (g) of the Summary Compensation Table. GATX net income achievement was $234.9 million7 for incentive payout purposes, or 104.2% of target, resulting in payouts at 106.3% of target.

[7]	2015 net income excluded an aggregate unfavorable adjustment of $29.6 million related to Tax Adjustments and Other Items. See Exhibit B for details.

36	GATX CORPORATION - 2016 Proxy Statement

Equity-Based Long-Term Incentives

Equity-based long-term incentive awards in 2015 consisted of SARs and performance shares.

SARs vest in three equal annual installments and expire seven years after the grant date. The grant price is based on the average of the high and low prices of GATX common stock on the date of grant. Dividend equivalents accrue on SAR grants and are not paid until vesting and each quarter thereafter until the SARs are exercised or expire. The SARs granted to the NEOs on January 29, 2015 will vest in three equal installments on January 29 of 2016, 2017, and 2018.

The number of SARs awarded in 2015 and their grant date fair value are shown in columns (j) and (m), respectively, in the Grants of Plan-Based Awards Table. The grant date fair value of the 2015, 2014, and 2013 SAR awards are shown in column (f) of the Summary Compensation Table for each year granted.

The percentage of each performance share award that will be earned is based on the extent to which pre-established goals on two independent performance measures, each of which is weighted at 50%, are achieved over a three-year performance period ending on December 31, 2017. The two performance measures are three-year average return on equity (defined as net income divided by average equity) and three-year cumulative investment volume (defined as the sum of cumulative GAAP-basis portfolio investments and capital additions as reported on the Company’s audited statement of cash flows for each year in the performance period), subject to adjustment.

The number of performance shares earned at the end of the performance period ranges from 0% to 200% of the initial target grant. For the return on equity component, the 2015 target grant will be earned if return on equity is 100% of targeted performance. The threshold and maximum number of performance shares are 25% and 200% of the target grant, respectively. For the cumulative investment volume component, the 2015 target grant is earned if cumulative investment volume is 100% of targeted performance. The threshold and maximum number of performance shares are 25% and 200% of the target grant, respectively. Dividend equivalents accrue throughout the performance period and are only paid on the number of performance shares earned at the end of the performance period.

The grant date fair value of the 2015, 2014, and 2013 performance shares are shown in column (e) of the Summary Compensation Table. The number of performance shares granted in 2015 that may be earned at target, threshold, and maximum levels is shown in columns (g), (f) and (h), respectively, of the Grants of Plan-Based Awards Table.

GATX CORPORATION - 2016 Proxy Statement	37

Outstanding Equity Awards at Fiscal Year-End Table

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares of Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)(6)	(i)		(j)(6)
Brian A. Kenney
	0	78,900	(1)		$56.910	1/29/2022			25,240	(4)	$1,073,962
	19,166	38,334	(2)		$58.345	1/30/2021			23,020	(5)	$979,501
	41,666	20,834	(3)		$45.891	1/24/2020
	76,900				$44.015	1/26/2019
	75,000				$33.935	1/27/2018
	69,900				$26.155	1/28/2017
Robert C. Lyons
	0	20,500	(1)		$56.910	1/29/2022			6,570	(4)	$279,554
	5,833	11,667	(2)		$58.345	1/30/2021			6,990	(5)	$297,425
	11,933	5,967	(3)		$45.891	1/24/2020
	18,200				$44.015	1/26/2019
	18,500				$33.935	1/27/2018
	17,600				$26.155	1/28/2017
James F. Earl
	0	20,800	(1)		$56.910	1/29/2022			6,660	(4)	$283,383
	5,633	11,267	(2)		$58.345	1/30/2021
	12,800	6,400	(3)		$45.891	1/24/2020			6,760	(5)	$287,638
	21,500				$44.015	1/26/2019
	27,300				$33.935	1/27/2018
	25,400				$26.155	1/28/2017
	26,600				$16.685	3/4/2016
Thomas A. Ellman
	0	14,100	(1)		$56.910	1/29/2022			4,500	(4)	$191,475
	4,166	8,334	(2)		$58.345	1/30/2021
	6,200	3,100	(3)		$45.891	1/24/2020			4,990	(5)	$212,325
	8,500				$44.015	1/26/2019
	9,300				$33.935	1/27/2018
	5,900				$26.155	1/28/2017
Deborah A. Golden
	0	12,400	(1)		$56.910	1/29/2022			3,960	(4)	$168,498
	3,900	7,800	(2)		$58.345	1/30/2021			4,660	(5)	$198,283
	7,733	3,867	(3)		$45.891	1/24/2020
	12,100				$44.015	1/26/2019
	13,300				$33.935	1/27/2018
	10,000				$26.155	1/28/2017
(1)	SARs will vest in three, equal, annual installments on 1/29/2016, 1/29/2017, and 1/29/2018.
(2)	50% of the unexercisable SARs will vest on 1/30/2016 and the remainder will vest on 1/30/2017.
(3)	100% of the unexercisable SARs will vest on 1/26/2016.
(4)	Amounts shown reflect the number of target performance shares granted in 2015. A portion (ranging from 0% to 200%) will be earned subject to the achievement of specified performance objectives and will vest on 12/31/2017.
(5)	Amounts shown reflect the number of target performance shares granted in 2014. A portion (ranging from 0% to 200%) will be earned subject to the achievement of specified performance objectives and will vest on 12/31/2016.
(6)	Market value of restricted stock and performance shares is based on the closing price of GATX common stock on the last trading day of the year, December 31, 2015, which was $42.55 per share.

38	GATX CORPORATION - 2016 Proxy Statement

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Brian A. Kenney	140,300	$3,799,358	38,170	$1,495,691
Robert C. Lyons	17,600	$545,248	10,898	$427,038
James F. Earl	0	$0	11,697	$458,347
Thomas A. Ellman	0	$0	5,652	$221,474
Deborah A. Golden	7,400	$229,252	7,105	$278,409
(1)	Amounts shown include the number and value of performance shares earned during the 2013-2015 performance period as described in the Compensation Discussion and Analysis section of this Proxy Statement. Although the plan performance was determined after calendar year-end on January 28, 2016, the amounts are reported in the table above (and not in the Outstanding Equity Awards at Fiscal Year-End table) to reflect the actual value earned in 2015 for the 2013-2015 performance period.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)(2)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Brian A. Kenney	GATX Non-Contributory Pension Plan for Salaried Employees	20.2	$458,811	$0
	GATX Supplemental Retirement Plan	20.2	$4,002,861	$0
Robert C. Lyons	GATX Non-Contributory Pension Plan for Salaried Employees	19.3	$491,770	$0
	GATX Supplemental Retirement Plan	19.3	$1,168,348	$0
James F. Earl	GATX Non-Contributory Pension Plan for Salaried Employees	27.9	$999,091	$0
	GATX Supplemental Retirement Plan	27.9	$3,414,803	$0
Thomas A. Ellman	GATX Non-Contributory Pension Plan for Salaried Employees	19.3	$398,998	$0
	GATX Supplemental Retirement Plan	19.3	$566,675	$0
Deborah A. Golden	GATX Non-Contributory Pension Plan for Salaried Employees	10.0	$408,556	$0
	GATX Supplemental Retirement Plan	10.0	$646,422	$0
(1)	Present value of accumulated benefit is calculated as the amount payable at age 65. The GATX Non-Contributory Pension Plan for Salaried Employees Plan assumption is that 50% will elect the lump sum option and 50% will elect the annuity option at retirement. The GATX Supplemental Retirement Plan calculations use each NEO’s actual election for payment of future benefit, and all NEOs shown have elected a lump sum form of payment. The value of the annuity option is calculated using December 31, 2015, ASC Topic No. 715, Compensation — Retirement Benefits, disclosure assumptions (4.46% interest rate, RP-2014 Healthy Annuitant Mortality Table generationally projected by Scale MP2015). Lump sums are valued at age 65 using the IRS three-segment lump sum rates and are then discounted back from age 65 to December 31, 2015 at 4.46% and 4.08% for the Salaried Plan and Non-Qualified Supplemental Plan, respectively.
(2)	NEOs may also qualify for subsidized early retirement benefits.

GATX CORPORATION - 2016 Proxy Statement	39

Narrative Discussion Related to Pension Benefits Table

NEOs participate in our Non-Contributory Pension Plan for Salaried Employees (the “Qualified Plan”), which covers salaried employees of GATX and its domestic subsidiaries.

All NEOs have met the Qualified Plan’s vesting requirement. Subject to certain limitations imposed by law, pensions are based on years of service and average monthly compensation during (i) the five consecutive calendar years of highest compensation during the last 15 calendar years preceding retirement or the date on which employment terminates or (ii) the 60 consecutive calendar months preceding retirement or the date on which employment terminates, whichever is greater. Benefits under the Qualified Plan are not subject to any deduction for Social Security or other offset amounts.

Annual benefits in excess of certain limits imposed by the Employee Retirement Income Security Act of 1974 or the Internal Revenue Code on payments from the Qualified Plan will be paid by the Company under the GATX Supplemental Retirement Plan (the “Non-Qualified Plan”). The Non-Qualified Plan is designed to restore those benefits that would otherwise be limited by statutory regulations. Payments are made as a single lump sum amount representing the actuarially equivalent present value of the benefit payable at age 65. Payments made pursuant to the Non-Qualified Plan are funded from the general assets of the Company.

Key provisions of the Qualified Plan include the following:

•	Participation. Participation begins on January 1 or July 1 coincident with or next following completion of one year of service and attainment of age 21.

•

Normal Retirement Benefits. Normal retirement is at age 65 with five years of credited service. The basic formula is a base benefit equal to 1% of average monthly compensation multiplied by years of benefit service plus an excess benefit equal to 0.65% of average monthly compensation in excess of monthly Social Security Covered Compensation multiplied by years of benefit service (to a maximum of 35 years).

•

Early Retirement Benefits. Qualified benefits can commence at any age in the form of an annuity with the accrued benefit actuarially reduced for commencement before age 65, or as a single lump sum payment representing the actuarially equivalent present value of the age 65 benefit. Qualified benefits accrued prior to July 1, 2008 and payable in annuity form to employees who (a) are at least age 55 with 15 or more years of service or (b) have at least 30 years of service and whose age plus service total 90 or more, are subject to a partial rather than full actuarial reduction for early commencement.

“Compensation” is defined as regular earnings during the calendar year, including covered bonuses but excluding deferred and contingent compensation. For NEOs, compensation includes salary and annual incentive awards paid under the GATX Cash Incentive Compensation Plan. For the Final Average Pay Formula, “Social Security Covered Compensation” means the 35-year average of Social Security taxable wage bases in effect up to and including the year in which an individual attains Social Security Normal Retirement Age calculated in accordance with Revenue Ruling 89-70.

For unmarried participants, the normal form of payment is a life annuity. For married participants, the normal form of payment is a 50% joint-and-survivor annuity. Optional forms of payment include a single lump sum of the accrued pension’s actuarially equivalent present value, or a joint and survivor co-pensioner annuity. All forms of payment have the same actuarially equivalent value as the life annuity.

The present value of accumulated pension benefits for each NEO is shown in column (d) of the Pension Benefits Table.

Potential Payments upon Termination or Change of Control

Except for the COC Agreements described in the Compensation Discussion and Analysis, we have not entered into employment agreements with any of the NEOs. They participate in the same plans and are subject to the same treatment as all other salaried employees in the event of termination due to voluntary resignation, discharge for cause, involuntary separation, death, disability, and retirement. This discussion therefore focuses solely on termination in the event of a change of control of GATX. The key provisions of the COC Agreements are described below, followed by a table that shows the amounts that we would pay or the benefits we would provide to each NEO in a change of control situation.

40	GATX CORPORATION - 2016 Proxy Statement

Key Provisions of the COC Agreements

Each NEO has entered into a COC Agreement that provides certain benefits should employment be terminated or constructively terminated following a change of control. Key terms under the agreements include the following:

Executive Benefit	Description
Term	• Agreement effective for two-year rolling term and renews automatically each year unless GATX gives 60-days’ advance notice of non-renewal
• Employment period is two years
• Unless a COC occurs, employment is at will
Payment Triggers	• Involuntary termination without “cause” or voluntary termination for “good reason” within two years following a COC
• Failure of a successor to assume the Agreement
• Termination prior to, but in contemplation of, a COC
• Payments are not triggered in the event of death, disability, “cause,” or voluntary termination for other than “good reason”
Severance Benefits	• Three times base salary and target annual bonus (paid in lump sum)
• Three years of additional age and service credit for retirement purposes
• Three years of additional coverage in health and welfare plans (such coverage becomes secondary if re-employed); thereafter, coverage continues at executive’s cost until eligible for Medicare
• Outplacement at a maximum cost of 10% of salary

•   Pro rata portion of target bonus for the year in which the COC occurs for the actual period served during the year of the COC prior to termination and payment of previously deferred compensation plus interest

Excise Tax Gross Up

•   Provided unless value of severance benefits is within 110% of the level that would not trigger excise taxes; if so, the amount of severance benefits otherwise payable is reduced so that excise taxes are not imposed

• Tax gross up not included in COC agreements entered into after 2009
Enforcement and Legal Fees	• Payable by Company unless a court determines that such payment was unjust
Definition of Key Terms	• COC means any of the following:
— the acquisition of 20% or more of the Company’s outstanding shares or voting securities
— a turnover in a majority of the Company’s board members

— consummation of a reorganization, merger, consolidation, sale, or disposition of substantially all assets unless shareholders immediately prior to the merger beneficially own more than 65% of outstanding shares or voting power of the resulting entity

— consummation of a reorganization, merger, consolidation, sale, or disposition of substantially all assets of any subsidiary or 10-K business segment that is the primary employer of the executive
— shareholder approval of liquidation or dissolution of the Company

•   Cause means the willful illegal conduct, gross misconduct, or continued failure of the executive to perform his or her duties after receipt of written notice and explanation of performance shortfalls

• Good Reason means any of the following:

— a material diminution of the executive’s authority or duties
— a material diminution in base compensation
— a material diminution in the budget over which authority is retained
— a material change in geographic location at which services must be performed

GATX CORPORATION - 2016 Proxy Statement	41

Amounts Payable under COC Agreements.

The table below reflects certain assumptions made in accordance with SEC rules, namely that (a) the COC and termination of employment occurred on December 31, 2015, and (b) the value of a share of the Company’s common stock on December 31, 2015, the last trading day of the year, was $42.55. It includes the lump sum payments associated with the benefits described above, as well as the value of all equity awards for which vesting is accelerated as provided under the GATX 2012 Incentive Award Plan. The table excludes the following payments and benefits that are not enhanced by the termination of employment following a COC:

•	accrued vacation pay, health plan continuation, and other similar amounts payable when employment terminates under programs applicable to our salaried employees generally
•	stock options or SARs that have vested and are exercisable as shown in Column (b) of the Outstanding Equity Awards at Fiscal Year-End Table

•	performance shares that have vested as shown in Column (e) of the Option Exercises and Stock Vested Table

•	the present value of pension benefits calculated in accordance with the assumptions applicable to all participants in the GATX Non-Contributory Pension Plan for Salaried Employees.

					Accelerated Vesting of Equity Awards(3)
Name	Severance ($)	Bonus (Accrued Obligations) ($)(1)	SRP Payment ($)(2)	Gross-up Payment ($)	SARs ($)	Performance Shares ($)	Outplacement ($)	Total Value ($)
Brian A. Kenney(4)	5,739,000	956,500	2,861,990	0	0	2,053,463	95,650	11,706,603
Robert C. Lyons	2,626,500	360,500	1,132,846	1,841,301	0	576,979	51,500	6,589,626
James F. Earl(5)	2,614,094	426,370	1,976,525	0	0	571,021	60,910	5,648,920
Thomas A. Ellman	2,064,000	258,000	738,504	0	0	403,800	43,000	3,507,304
Deborah A. Golden	2,027,040	253,380	637,430	1,265,337	0	366,781	42,230	4,592,198
(1)	Represents the executive’s current target bonus amount.
(2)	Represents the present value of the incremental portion of non-qualified pension benefits calculated using the discount rate specified in the COC Agreements instead of the GATX Non-Contributory Pension Plan for Salaried Employees, attributable to three additional years of age and service credit.
(3)	Under the 2004 GATX Equity Incentive Compensation Plan and the 2012 GATX Incentive Award Plan, a termination following a change of control results in the accelerated vesting of all unvested SARs and performance share grants. Performance against goals is assumed to be at target with respect to performance shares.
(4)	The value of Mr. Kenney’s COC payment falls below the level that would trigger an excise tax, therefore he would not receive a gross-up payment.
(5)	The value of Mr. Earl’s COC payment falls within 110% of the level that would trigger an excise tax. Therefore, his severance benefits have been reduced by $492,316 to avoid imposing an excise tax and corresponding gross-up payment, per his agreement.

42	GATX CORPORATION - 2016 Proxy Statement

PROPOSAL 3:	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit our financial statements. The Audit Committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for 2016. Ernst & Young also served in this capacity in 2015.

The Audit Committee regularly evaluates the performance of Ernst & Young LLP, including its independence with respect to services performed. A new lead audit partner was assigned to the Company in 2015, and the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP as our independent registered public accounting firm is in the best interests of the Company and our shareholders.

Because the members of the Audit Committee value shareholders’ views on our independent registered public accounting firm, we are seeking shareholder ratification of the appointment even though ratification is not legally required. While this vote cannot be binding, if shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will take the vote into account in making future appointments.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions by shareholders.

The Board of Directors recommends that you vote FOR the proposal to ratify Ernst & Young LLP as our independent registered public accounting firm for 2016.

Audit Committee Report

The Audit Committee’s responsibilities, as set forth in its Charter, include providing oversight of our financial accounting and reporting process through periodic meetings with our management, independent registered public accounting firm, and internal auditors to review accounting, auditing, internal controls, and financial reporting matters. The Audit Committee Charter is available on our website (www.gatx.com) in the Investor Relations section under “Corporate Governance”.

The Audit Committee has the ultimate authority to select and engage our independent registered public accounting firm, evaluate its performance, approve all audit and non-audit work, and approve all associated fees. GATX management is responsible for the preparation and integrity of our financial reporting information and related systems of internal control. In the discharge of its functions, the Audit Committee relies on our management (including senior financial management), internal audit staff, and independent registered public accounting firm.

It is not the Audit Committee’s responsibility to plan or conduct audits or to determine that our financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. That work is the responsibility of GATX management and our independent registered public accounting firm. In making its recommendation to the Board noted below, the Audit Committee has relied on management to prepare the financial statements with integrity and objectivity and in conformance with generally accepted accounting principles and the report of our independent registered public accounting firm with respect to the financial statements.

The Audit Committee consists of five directors: Anne L. Arvia (Chair), James B. Ream, Robert J. Ritchie, Casey J. Sylla and Stephen R. Wilson, each of whom is an “independent director” under the NYSE listing standards applicable to Audit Committee members. The Board has determined that each member of the Audit Committee is financially literate and has accounting and related financial management expertise, and that each is an “audit committee financial expert” (as such term is defined by the SEC).

The Audit Committee has reviewed and discussed with management the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

GATX CORPORATION - 2016 Proxy Statement	43

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communication with Audit Committees (AS 16), including the quality of our accounting policies, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee also has received from Ernst & Young LLP the written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3256, Communication with Audit

Committees Concerning Independence, and the Audit Committee has discussed with Ernst & Young LLP its independence.

Based on the review and discussions noted above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Anne L. Arvia (Chair)

James B. Ream

Robert J. Ritchie

Casey J. Sylla

Stephen R. Wilson

Pre-Approval Policy

Pursuant to our pre-approval policy, the Audit Committee must pre-approve all audit and non-audit services provided to GATX by our independent registered public accounting firm before the firm is engaged to perform the services. Each year, the Audit Committee reviews the annual audit plan submitted by the independent registered public accounting firm and pre-approves all necessary and appropriate audit services for the year.

Each quarter, the Company and the independent registered public accounting firm jointly provide the Audit Committee a report of all the audit-related, tax, and other non-audit services that were performed by the independent registered public accounting firm during the current fiscal quarter pursuant to the authority previously approved by the Committee. In addition, the Company and the independent registered public accounting firm provide the Committee with an estimate of the nature and amount of the services expected to be needed in the next fiscal quarter, together with a joint statement confirming that the services are consistent with the SEC’s rules on auditor independence. The Audit Committee then pre-approves those services, as appropriate. Any proposed changes to the estimate of services reviewed as part of the annual audit plan also are discussed with the Committee at that time. The Audit Committee may delegate pre-approval authority to one or more of its members. Any member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

44	GATX CORPORATION - 2016 Proxy Statement

AUDIT AND OTHER RELATED FEES

Audit Fees

The aggregate fees for professional services rendered by Ernst & Young LLP in connection with (i) the audit of the annual financial statements set forth in our Annual Report on Form 10-K, (ii) the review of the interim financial statements in our Quarterly Reports on Form 10-Q, (iii) comfort letters, consents, and other services related to SEC filings, and (iv) related audit services provided to other subsidiaries of GATX were approximately $2,427,000 for 2015 and approximately $2,507,000 for 2014. Audit fees also include the audit of the effectiveness of our internal control over financial reporting as required by SEC rules adopted under Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

The aggregate fees for assurance and related services that were related to the performance of the audit or review of our financial statements were approximately

$125,000 for 2015 and approximately $126,000 for 2014. In both years, the services performed related to employee benefit plan audits.

Tax Fees

The aggregate fees for professional services rendered for federal and international tax compliance, advice, and planning were approximately $33,500 for 2015 and approximately $59,000 for 2014.

All Other Fees

Fees for other professional services rendered by Ernst & Young LLP were approximately $2,000 for each of 2015 and 2014, primarily related to access and use of Ernst & Young LLP’s online accounting research tool.

GATX CORPORATION - 2016 Proxy Statement	45

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Each director, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group, owned the number of shares of GATX common stock set forth in the following table:

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned as of February 26, 2016(1)(2)
Anne L. Arvia	15,829
James F. Earl	199,757
Thomas A. Ellman	70,128
Deborah A. Golden	90,280
Ernst A. Häberli	19,989
Brian A. Kenney	508,910
Robert C. Lyons	134,615
James B. Ream	24,853
Robert J. Ritchie	17,837
David S. Sutherland	49,943
Casey J. Sylla	29,948
Stephen R. Wilson	6,321
Paul G. Yovovich	13,408
All Directors and executive officers as a group	1,409,252
(1)	Includes (i) units of phantom common stock credited to the accounts of individuals and payable in shares of common stock following retirement from the Board as follows: Ms. Arvia (15,514); Mr. Häberli (19,989); Mr. Ream (19,853); Mr. Ritchie (15,837); Mr. Sutherland (39,943); Mr. Sylla (29,948); Mr. Wilson (2,321); Mr. Yovovich (11,394); and directors as a group (154,799); and (ii) shares which may be obtained by exercise of previously granted SARs within 60 days of February 26, 2016, by Mr. Earl (111,599); Mr. Ellman (46,033); Ms. Golden (58,933); Mr. Kenney (348,933); Mr. Lyons (90,699); and executive officers as a group (779,459).
(2)	Each person has sole investment and voting power (or shares such powers with his or her spouse), except with respect to units of phantom common stock, restricted common stock and option grants. None of the directors or named executive officers owned 1% or more of the Company’s outstanding shares of common stock except for Mr. Kenney, who owned approximately 1.24%. Directors and executive officers as a group beneficially owned approximately 3.44% of the Company’s outstanding shares of common stock.

46	GATX CORPORATION - 2016 Proxy Statement

PRINCIPAL SHAREHOLDERS

The entities listed below are the only persons known to us to beneficially own more than 5% of our common stock. To our knowledge, except as indicated in the footnotes to this table, the entities named below have sole voting and investment power with respect to all shares beneficially owned by them. Percentage of beneficial ownership is based on 41,003,434 shares outstanding as of February 26, 2016.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Common Stock
State Farm Mutual Automobile Insurance Company(1) One State Farm Plaza Bloomington, Illinois 61710	6,399,500	15.6
GAMCO Investors, Inc.(2) One Corporate Center Rye, New York 10580	4,948,259	12.1
Wellington Management LLP(3) 280 Congress Street Boston, Massachusetts 02210	4,122,855	10.1
Dimensional Fund Advisors LP(4) Building One 6300 Bee Cave Road Austin, Texas 78746	3,726,372	9.1
The Vanguard Group, Inc.(5) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	3,616,588	8.8
BlackRock, Inc.(6) 55 East 52nd Street New York, New York 10022	2,893,260	7.1
(1)	Based on a Schedule 13G amendment filed with the SEC on February 2, 2016. Consists of (i) 3,336,000 shares held by State Farm Mutual Automobile Insurance Company, (ii) 882,800 shares held by State Farm Fire and Casualty Company, (iii) 258,900 shares held by State Farm Investment Management Corp., (iv) 1,608,000 shares held by State Farm Insurance Companies Employee Retirement Trust, and (v) 313,800 shares held by State Farm Insurance Companies Savings and Thrift Plan for US Employees. Each of the foregoing entities expressly disclaims beneficial ownership as to all shares as to which such person has no right to receive the proceeds of sale of the security and disclaims that it is part of a “group” under the regulations of the SEC with regard to the beneficial ownership of these shares of common stock.
(2)	Based on a Schedule 13D amendment filed with the SEC on March 24, 2014 and a Schedule 13F filed with the SEC on February 5, 2016. Consists of (i) 3,098,359 shares held by GAMCO Investors, Inc., (ii) 1,845,900 shares held by Gabelli Funds, LLC, and (iii) 4,000 shares held by Mario Gabelli. GAMCO Investors, Inc. (“GAMCO”) and certain of its affiliated entities have the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the reported shares, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that (i) GAMCO does not have the authority to vote 194,232 of the reported shares, (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares held by the Funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in GATX and, in that event, the Proxy Voting Committee of each Fund shall respectively vote that Fund’s shares, (iii) at any time, the Proxy Voting Committee of each such Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations, and (iv) the power of Mario Gabelli and GAMCO is indirect with respect to shares beneficially owned directly by other reporting persons. GAMCO and certain of its affiliated entities may be deemed to constitute a “group” under the regulations of the SEC with regard to beneficial ownership of these shares of common stock, however, GAMCO and each of these affiliated entities do not admit that they constitute a group.
(3)	Based on a Schedule 13G filed with the SEC on February 11, 2016. The reported shares are owned of record by clients of one or more investment advisers directly or indirectly owned by Wellington Management Group LLP. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than 5% of GATX common stock. Wellington Management Group LLP has shared voting power with respect to 2,365,168 of the reported shares and shared dispositive power with respect to all of the reported shares.
(4)

Based on a Schedule 13G amendment filed with the SEC on February 9, 2016. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled funds, group trusts and separate accounts (such as investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain

GATX CORPORATION - 2016 Proxy Statement	47

Funds. In its role as investment adviser, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all shares reported above are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.
(5)	Based on a Schedule 13G filed with the SEC on February 10, 2016. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 28,003 shares of GATX stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 5,200 shares of GATX stock as a result of its serving as investment manager of Australia investment offerings. The Vanguard Group, Inc. and certain of its affiliated entities (collectively, “Vanguard”) have sole voting power with respect to 30,903 of the reported shares. Vanguard has sole dispository power with respect to 3,585,885 of the reported shares and shared dispository power with respect to 30,703 of the reported shares.
(6)	Based on a Schedule 13G amendment filed with the SEC on February 10, 2016. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares. No one person’s interest in these shares is greater than 5% of the total number of outstanding shares of GATX stock.

48	GATX CORPORATION - 2016 Proxy Statement

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this Proxy Statement that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements that reflect our current views with respect to, among other things, future events, financial performance and market conditions. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Specific risks and uncertainties include, but are not limited to, (1) inability to maintain our assets on lease at satisfactory rates, (2) weak economic conditions, financial market volatility, and other factors that may decrease demand for our assets and services, (3) decreased demand for portions of our railcar fleet due to adverse changes in commodity prices, including, but not limited to, sustained low crude oil prices, (4) events having an adverse impact on assets, customers, or regions where we have a large investment, (5) operational disruption and increased costs associated with increased railcar assignments following non-renewal of leases, compliance maintenance programs, and other maintenance initiatives, (6) financial and operational risks associated with long-term railcar purchase commitments, (7) reduced opportunities to generate asset remarketing income, (8) changes in railroad efficiency that could decrease demand for railcars;

(9) operational and financial risks related to our affiliate investments, including the RRPF affiliates; (10) fluctuations in foreign exchange rates, (11) failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees, (12) the impact of new regulatory requirements for tank cars carrying crude, ethanol, and other flammable liquids, (13) deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs, (14) asset impairment charges we may be required to recognize, (15) competitive factors in our primary markets, (16) risks related to international operations and expansion into new geographic markets, (17) exposure to damages, fines, and civil and criminal penalties arising from a negative outcome in our pending or threatened litigation, (18) changes in or failure to comply with laws, rules, and regulations, (19) inability to obtain cost-effective insurance, (20) environmental remediation costs, (21) inadequate allowances to cover credit losses in our portfolio, and (22) other risks discussed in our filings with the SEC, including our form 10-K for the year ended December 31, 2015, and our subsequently filed form 10-Q reports, all of which are available on the SEC’s website (www.sec.gov). Investors should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. The Company undertakes no obligation to publicly update or revise these forward-looking statements.

GATX CORPORATION - 2016 Proxy Statement	49

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC and the NYSE reports of their ownership, and any changes in ownership, of our common stock. In addition, SEC regulations require these persons to furnish us with copies of all such reports. Based solely on our review of the reports furnished to us, and written representations that no other reports were required, we believe that all Section 16(a) reports were timely filed in 2015, except that a Form 4 reporting an exercise of SARs by Eric D. Harkness and a Form 4 reporting a discretionary transaction in our 401(k) GATX Stock Fund by James M. Conniff were filed late due to administrative errors.

Shareholder Proposals

2016 Annual Meeting Proposals

The Board does not know of any matters to be presented at the meeting other than those described in this Proxy Statement, and we have not received notice of any shareholder proposals for the upcoming Annual Meeting. In the event that a shareholder proposal is made at the Annual Meeting, the Proxyholders may exercise their discretionary voting authority under the proxies they hold to vote in accordance with their best judgment on any such proposal.

2017 Annual Meeting Proposals

Any shareholder proposal for inclusion in the Company’s proxy materials for the 2017 annual meeting of shareholders pursuant to SEC Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary at the address set forth in this Proxy Statement no later than November 11, 2016. Any proposal may be included in next year’s proxy statement only if such proposal complies with our By-Laws and the rules and regulations promulgated by the SEC, including Rule 14a-8. Nothing in this section shall be deemed to require us to include, in our proxy materials relating to any annual meeting, a shareholder proposal that does not meet all of the requirements for inclusion established by the SEC.

In addition, our By-Laws require that the Company be given advance written notice of any nominations for election to the Board of Directors or any other matters that a shareholder may wish to present at an annual meeting (other than matters included in our proxy materials in accordance with Rule 14a-8 under the Exchange Act). For any matters to be presented at the 2017 annual meeting of shareholders, the Corporate Secretary must receive such notice at the address set forth in this Proxy Statement no earlier than December 23, 2016, and no later than January 22, 2017. The notice must contain, and be accompanied by, certain information as specified in our By-Laws. We recommend that any shareholder wishing to nominate a director at, or bring any other item before, an annual meeting of shareholders review our By-Laws, which are available on our website (www.gatx.com) in the Investor Relations section under “Corporate Governance”.

50	GATX CORPORATION - 2016 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE MEETING

Who may vote at the Annual Meeting?

Only holders of shares of our common stock as of the close of business on February 26, 2016 (the “Record Date”) will be entitled to vote at the Annual Meeting. On that day, 41,003,434 shares of common stock were issued and outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting.

Who can attend the Annual Meeting?

Only holders of our common stock as of the Record Date, or their duly appointed proxies, will be entitled to attend the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you will not be admitted to the Annual Meeting unless you bring a copy of a statement (such as a brokerage statement) from your nominee reflecting your stock ownership as of the Record Date.

How do I vote?

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, then you are considered the shareholder “of record” with respect to those shares. You can vote (1) by Internet or telephone by following the instructions on the proxy card, (2) signing, dating, and returning the proxy card, or (3) attending the Annual Meeting and voting in person.

Beneficial Owner of Shares Held in Street Name. If you hold your shares through a broker, bank, or other nominee, then the nominee holding your shares is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that nominee on how to vote the shares held in your account. Your nominee will provide you with instructions on how to vote your shares, including any available telephone or Internet voting options. If you hold your shares through a broker, bank, or other nominee and would like to vote in person at the Annual Meeting, you must first obtain a legal proxy issued in your name from the nominee that holds your shares.

What does it mean to vote by proxy?

It means that you give someone else the right to vote your shares in accordance with your instructions. In this case, we are asking you to give your proxy to each of our Chief Executive Officer, Chief Financial Officer, and

General Counsel (the “Proxyholders”). In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting.

What happens if I do not give specific voting instructions?

Shareholder of Record. If you are a shareholder of record and you indicate when voting by Internet or telephone that you wish to vote as recommended by the Board of Directors, or you sign and return a proxy card without giving specific voting instructions, the Proxyholders will vote your shares (1) FOR the election of each of the Board’s nominees for director, (2) FOR the adoption of the shareholder advisory resolution to approve the Company’s executive compensation, and (3) FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016.

Beneficial Owner of Shares Held in Street Name. If you hold your shares through a bank, broker, or other nominee and you do not provide that nominee with specific voting instructions, under the rules of various national and regional securities exchanges, the nominee that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If your nominee does not receive instructions from you on how to vote your shares on a non-routine matter at least 10 days before the Annual Meeting, your nominee will inform the inspector of election that it does not have the authority to vote your shares on that matter. This is generally referred to as a “broker non-vote”.

GATX CORPORATION - 2016 Proxy Statement	51

Ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016 (Proposal No. 3) is considered a “routine” matter. A bank, broker, or other nominee may generally vote on routine matters, and therefore, no broker non-votes are expected to occur in connection with Proposal No. 3. The election of directors

(Proposal No. 1) and the advisory vote on executive compensation (Proposal No. 2) are considered “non-routine” matters. A bank, broker, or other nominee cannot vote on those matters without instructions from the beneficial owner of the shares, and therefore, broker non-votes may occur on Proposals 1 and 2.

How are the votes counted?

Our transfer agent, Computershare Investor Services, will serve as tabulator and will count the votes. You may vote FOR, AGAINST, or ABSTAIN with respect to each director nominee and each other item of business. If you abstain from voting on any director nominee or item, your abstention will not have an effect on the outcome of the vote. In tabulating the voting results, only FOR and AGAINST votes are counted. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

Can I change my mind after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. If you vote by Internet or by telephone only your latest Internet or telephone proxy that is timely submitted prior to the meeting will be counted. If you vote by signing and returning a proxy card, you may change your vote by completing a new proxy card with a later date. You may also revoke your proxy and change your vote by attending the meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering written notice to the Company’s Corporate Secretary at 222 West Adams Street, Chicago, Illinois 60606.

What happens if other matters come up at the Annual Meeting?

If any matters other than those referred to in the Notice of Annual Meeting properly come before the meeting, the Proxyholders will have the discretion to vote the proxies held by them in accordance with their best judgment.

However, we have not received timely and proper notice from any shareholder of any other matter to be presented at the meeting.

What constitutes a quorum?

The Annual Meeting will be held only if a quorum is present. A quorum will be present if a majority of the 41,003,434 shares of our common stock issued and outstanding on the Record Date are represented, in person or by proxy, at the Annual Meeting. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum is present.

How is it determined whether a matter has been approved?

Assuming a quorum is present, each director nominee will be elected by a majority of votes cast with respect to his or her election. A majority of votes cast means that the number of votes cast FOR the election of a director nominee exceeds the number of votes cast AGAINST such director nominee’s election. Under the Board’s existing resignation policy, each director is expected to tender his or her resignation when nominated for election to the Board. The resignation will become effective only if the director receives more votes AGAINST his or her election than FOR votes and the Governance Committee, or other duly authorized committee of the Board, decides to accept the resignation. Abstentions and broker non-votes are not considered votes cast for

52	GATX CORPORATION - 2016 Proxy Statement

the foregoing purpose and will have no effect on the election of director nominees.

Approval of each other proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on that proposal at the Annual Meeting.

What shares are covered by the proxy card?

Shareholders Who Are Not Current or Former GATX Employees. If you are not a current or former employee of GATX, the standard proxy card covers all shares held by you of record.

Current or Former GATX Employees. If you are a current or former employee of GATX and you have shares in the GATX Stock Fund as a result of your participation in the GATX salaried or hourly 401(k) plans (collectively, the “401(k) Plans”), you will receive a separate proxy card for any shares you hold in those plans (your “Plan Shares”). This separate proxy card will cover all of your Plan Shares. Subject to applicable law, the trustee of the 401(k) Plans will vote your Plan Shares in accordance with the voting instructions you provide by completing and returning the proxy card for your Plan Shares or by voting your Plan Shares by Internet or by telephone. If you do not instruct the trustee how to vote, the trustee will vote your Plan Shares in the same proportion as those Plan Shares for which the trustee receives timely voting instructions from other shareholder participants in the 401(k) Plans. To allow sufficient time for the trustee to vote your Plan Shares in accordance with your direction, your voting instructions must be received by the trustee no later than 8:00 a.m. Eastern Time, on April 18, 2016. Please note that the proxy card covering your Plan Shares does not cover any other GATX shares held by you outside of the 401(k) Plans, and you will need to provide separate voting instructions for your non-Plan Shares as described above.

Who pays to prepare, mail, and solicit the proxies?

GATX pays all the costs of preparing, mailing, and soliciting proxies. We ask brokers, banks, voting trustees, and other nominees to forward proxy materials to the beneficial owners and to obtain authority to execute proxies, and we generally reimburse these brokers, banks, voting trustees, and other nominees for their expenses upon request.

We have retained D.F. King & Co., Inc. to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail, and personal solicitation. For these services, we will pay D.F. King & Co., Inc. a fee of $8,500 plus expenses. In addition, certain directors, officers or employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, facsimile, e-mail, or personal contact.

Where can I find the voting results of the Annual Meeting?

We will publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

By Order of the Board of Directors,

Executive Vice President, General Counsel and

Corporate Secretary

GATX CORPORATION - 2016 Proxy Statement	53

Exhibit A	GATX Corporation Director Independence Standard

A director of the Company will not be considered “independent” if:

•	The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive of the Company.

•

The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service).

•

(A) The director is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) the director has an immediate family member who is a current partner of such firm; (C) the director has an immediate family member who is a current employee of such firm and who works on the Company’s audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such firm and personally worked on the Company’s audit within that time.

•

The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

•

The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

•

The director is a partner of a firm providing tax, accounting, legal, or other consulting services to the Company which received payment from the Company for such services, in any of the last three fiscal years, in excess of $250,000.

•

The director is an executive officer or employee, or an immediate family member is an executive officer, of another company that does business with the Company and the sales by that company to the Company or purchases by that company from the Company, in any single fiscal year during the evaluation period, are more than the greater of one percent of the annual revenues of that company or $1 million.

•

The director is an executive officer or employee, or an immediate family member is an executive officer, of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other at the end of the last completed fiscal year is more than 1% of the other company’s total consolidated assets.

•

The director serves as an officer, director, or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization exceeded 1% of that organization’s total annual charitable receipts during its last completed fiscal year.

In addition, the Board will review all relevant facts and circumstances as to any other relationship which may exist between the Company and any director.

GATX CORPORATION - 2016 Proxy Statement	A-1

Exhibit B	Reconciliation of Non-GAAP Financial Measures

Non-GAAP Financial Measures

This Proxy Statement includes certain financial performance measures computed using non-GAAP components as defined by the SEC. We have provided a reconciliation of those non-GAAP components to the most directly comparable GAAP components. Financial measures referenced in this Proxy Statement are meant to provide additional information and insight into the historical operating results and financial position of GATX. Management uses these measures in analyzing our financial performance from period to period and when making compensation decisions. These measures are not in accordance with, or a substitute for, GAAP and may be different from non-GAAP financial measures used by other companies.

We present the financial measures of return on equity and net income excluding the effect of Tax Adjustments and Other Items. Management believes that excluding these items facilitates a more meaningful comparison of financial performance between years and provides transparency into the operating results of our businesses.

Glossary of Key Terms

•	GAAP — U.S. generally accepted accounting principles.

•

Non-GAAP Financial Measures — Numerical or percentage based measures of a company’s historical performance, financial position or liquidity calculated using a component different from that presented in the financial statements as prepared in accordance with GAAP.

•	Net Income, excluding Tax Adjustments and Other Items — Earnings in 2015 and 2013 included certain items that GATX believes are not necessarily related to its ongoing business activities.
•	Return on Equity — Net income divided by average shareholders’ equity.

•	Return on Equity, excluding Tax Adjustments and Other Items — Net income excluding Tax Adjustments and Other Items divided by average shareholders’ equity.

•	Return on Equity, excluding Accumulated Other Comprehensive Loss — Net income divided by average shareholders’ equity excluding accumulated other comprehensive loss.

GATX CORPORATION - 2016 Proxy Statement	B-1

Reconciliation

The following table presents Shareholders’ Equity, excluding Accumulated Other Comprehensive Loss as of December 31 (in millions), except per share data and return on equity measures:

	2015	2014	2013	2012
Shareholders’ Equity, as reported	$1,280.2	$1,314.0	$1,397.0	$1,244.2
Add: accumulated other comprehensive loss	198.8	148.4	42.7	144.6

Shareholders’ Equity, excluding Accumulated Other Comprehensive Loss	$1,479.0	$1,462.4	$1,439.7	$1,388.8

	2015	2014	2013
Net income, as reported	$205.3	$205.0	$169.3
Adjustments attributable to consolidated income:
Net loss on wholly owned Portfolio Management marine investments, net of tax (1)	5.7	—	—
Early retirement program, net of tax (2)	5.6	—	—
Income tax rate changes (3)	14.1	—	—
GATX income taxes on sale AAE Cargo AG (“AAE”) (4)	—	—	23.2
Foreign tax credit carryforward (5)	—	—	(3.9)
Adjustments attributable to affiliates’ earnings:
Impairment loss on Portfolio Management affiliate, net of tax (1)	11.9	—	—
Income tax rate changes (6)	(7.7)	—	(7.6)
Pretax gain on sale of AAE (4)	—	—	(9.3)
Interest rate swaps at AAE, net of taxes (7)	—	—	(6.9)

Net income, excluding Tax Adjustments and Other Items	$234.9	$205.0	$164.8

Diluted Earnings per Share	$4.69	$4.48	$3.59
Diluted Earnings per Share, excluding Tax Adjustments and Other Items	$5.37	$4.48	$3.50
Return on Equity	15.8%	15.1%	12.8%
Return on Equity, excluding Tax Adjustments and Other Items	18.1%	15.1%	12.5%
Return on Equity, excluding Accumulated Other Comprehensive Loss (8)	13.1%	13.1%	12.0%
(1)	In 2015, we made the decision to exit the majority of our non-core, marine investments within our Portfolio Management segment. As a result, we recorded losses and gains associated with the impairments and sales of certain investments.
(2)	Expenses associated with an early retirement program offered to certain eligible employees.
(3)	Deferred income tax adjustment attributable to an increase of our effective state income tax rate in 2015.
(4)	Aggregate after-tax impact of the AAE sale, including the $3.9 million foreign credit carryforward, was a net loss of $10.0 million.
(5)	Benefits attributable to the utilization of foreign tax credit carryforwards.
(6)	Deferred income tax adjustments due to enacted statutory rate decreases in the United Kingdom for 2015 and 2013.
(7)	Realized and/or unrealized gains/losses on AAE interest rate swaps.
(8)	Return on equity is based on net income, as reported, and for 2015 and 2014 excludes favorable adjustments of $16.0 million and $15.7 million related to a change in the accounting estimate of depreciable lives for railcars.

B-2	GATX CORPORATION - 2016 Proxy Statement

Exhibit C	Location of the 2016 Annual Meeting of the Shareholders of GATX Corporation

The Northern Trust Company, 50 S. LaSalle Street, Chicago, Illinois

The Annual Meeting will be held in the Assembly Room, Sixth Floor, of The Northern Trust Company, which is located at 50 S. LaSalle Street on the northwest corner of the intersection of LaSalle and Monroe Streets in Chicago, Illinois.

GATX CORPORATION - 2016 Proxy Statement	C-1

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

The deadline for submitting proxies by Internet or telephone is 11:59 p.m., Eastern Time, on April 21 (for registered shares) and 8:00 a.m., Eastern Time, on April 18 (for Plan Shares, as defined in the Proxy Statement).

Vote by Internet
• Go to www.envisionreports.com/GMT
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3.

1.	ELECTION OF DIRECTORS:												+
	Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Anne L. Arvia	☐	☐	☐	04 - James B. Ream	☐	☐	☐	07 - Casey J. Sylla	☐	☐	☐

	02 - Ernst A. Häberli	☐	☐	☐	05 - Robert J. Ritchie	☐	☐	☐	08 - Stephen R. Wilson	☐	☐	☐

	03 - Brian A. Kenney	☐	☐	☐	06 - David S. Sutherland	☐	☐	☐	09 - Paul G. Yovovich	☐	☐	☐

		For	Against	Abstain		For	Against	Abstain

2.	ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION	☐	☐	☐	3. RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016	☐	☐	☐

    In their discretion, the Proxies are authorized to vote upon other matters as may properly come before the meeting.

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

¢	1 U P X	+

029W2C

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2015 Annual Report to Shareholders are available at: www.envisionreports.com/GMT

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — GATX Corporation

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

APRIL 22, 2016

THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION’S BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Brian A. Kenney, Deborah A. Golden, and Robert C. Lyons, and each of them, the undersigned’s true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX CORPORATION to be held at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois 60675 on Friday, April 22, 2016, at 9:00 a.m., Central Time, and at any adjournment thereof, on all matters coming before said meeting.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned shareholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted FOR all the nominees for director in proposal 1, and FOR proposals 2 and 3. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof.

RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX CORPORATION NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

(Continued and to be marked, dated, and signed, on the other side.)

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3.

1.	ELECTION OF DIRECTORS:												+
	Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Anne L. Arvia	☐	☐	☐	04 - James B. Ream	☐	☐	☐	07 - Casey J. Sylla	☐	☐	☐

	02 - Ernst A. Häberli	☐	☐	☐	05 - Robert J. Ritchie	☐	☐	☐	08 - Stephen R. Wilson	☐	☐	☐

	03 - Brian A. Kenney	☐	☐	☐	06 - David S. Sutherland	☐	☐	☐	09 - Paul G. Yovovich	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION	☐	☐	☐	3.	RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon other matters as may properly come before the meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	1 U P X	+

029W3B

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2015 Annual Report to Shareholders are available at: www.edocumentview.com/GMT

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — GATX Corporation

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

APRIL 22, 2016

THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION’S BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Brian A. Kenney, Deborah A. Golden, and Robert C. Lyons, and each of them, the undersigned’s true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX CORPORATION to be held at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois 60675 on Friday, April 22, 2016, at 9:00 a.m., Central Time, and at any adjournment thereof, on all matters coming before said meeting.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned shareholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted FOR all the nominees for director in proposal 1, and FOR proposals 2 and 3. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof.

RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX CORPORATION NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

(Continued and to be marked, dated, and signed, on the other side.)